Exhibit 99.2

SLM CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
SECOND QUARTER 2006
(Dollars in millions, except per share amounts, unless otherwise stated)

The following supplemental information should be read in connection with SLM Corporation’s (the “Company”) press release of second quarter 2006 earnings, dated July 20, 2006.

This Supplemental Financial Information release contains forward-looking statements and information that are based on management’s current expectations as of the date of this document. When used in this report, the words “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations, which may reduce the volume, average term and yields on student loans under the Federal Family Education Loan Program (“FFELP”) or result in loans being originated or refinanced under non-FFELP programs or may affect the terms upon which banks and others agree to sell FFELP loans to SLM Corporation, more commonly known as Sallie Mae, and its subsidiaries (collectively, “the Company”). In addition, a larger than expected increase in third party consolidations of our FFELP loans could materially adversely affect our results of operations. The Company could also be affected by changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements; changes in the composition of our Managed FFELP and Private Education Loan portfolios; a significant decrease in our common stock price, which may result in counterparties terminating equity forward positions with us, which, in turn, could have a materially dilutive effect on our common stock; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; losses from loan defaults; changes in prepayment rates and credit spreads; and changes in the demand for debt management services and new laws or changes in existing laws that govern debt management services.

Definitions for capitalized terms in this document can be found in the Company’s 2005 Form 10-K filed with the SEC on March 9, 2006.

Certain reclassifications have been made to the balances as of and for the quarters ended March 31, 2006 and June 30, 2005, to be consistent with classifications adopted for the quarter ended June 30, 2006.

RESULTS OF OPERATIONS

The following table presents the statements of income for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 and for the six months ended June 30, 2006 and 2005.

Statements of Income

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$337	$299	$239	$635	$429
Consolidation Loans	841	821	554	1,663	1,063
Private Education Loans	234	241	127	475	257
Other loans	24	23	20	47	40
Cash and investments	125	96	54	221	116

Total interest income	1,561	1,480	994	3,041	1,905
Interest expense	1,204	1,093	664	2,296	1,228

Net interest income	357	387	330	745	677
Less: provisions for losses	68	60	79	128	126

Net interest income after provisions for losses	289	327	251	617	551

Other income:
Gains on student loan securitizations	671	30	262	701	312
Servicing and securitization revenue	83	99	150	182	293
Gains (losses) on derivative and hedging activities, net	123	(87)	(106)	36	(140)
Guarantor servicing fees	33	27	26	60	58
Debt management fees	90	92	82	182	168
Collections revenue	67	56	42	124	77
Other	67	69	56	135	118

Total other income	1,134	286	512	1,420	886
Operating expenses	316	323	288	640	550

Income before income taxes and minority interest in net earnings of subsidiaries	1,107	290	475	1,397	887
Income taxes(1)	382	137	176	519	363

Income before minority interest in net earnings of subsidiaries	725	153	299	878	524
Minority interest in net earnings of subsidiaries	1	1	2	3	4

Net income	724	152	297	875	520
Preferred stock dividends	9	9	4	17	7

Net income attributable to common stock	$715	$143	$293	$858	$513

Diluted earnings per common share(2)	$1.61	$.34	$.66	$1.96	$1.15

(1)	Income tax expense includes the permanent tax impact of excluding gains and losses from equity forward contracts from taxable income.

(2) Impact of Co-Cos on GAAP diluted earnings per common share	$(.08)	$—	(A)	$(.02)	$(.07)	$(.04)

(A)	There is no impact from Co-Cos on diluted earnings per common share because the effect of the assumed conversion is antidilutive.

Earnings Release Summary

The following table summarizes GAAP income statement items disclosed separately in the Company’s press releases of earnings or the Company’s quarterly earnings conference calls for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 and for the six months ended June 30, 2006 and 2005.

	Quarters ended				Six months ended
	June 30,	March 31,		June 30,	June 30,	June 30,
(in thousands)	2006	2006		2005	2006	2005

Reported net income attributable to common stock	$714,991	$143,300		$292,607	$858,291	$513,116
Income (expense) items disclosed separately (tax effected):
Non-recurring Special Allowance Payment (“SAP”)	6,428	—		—	6,428	—
Update of Borrower Benefits estimates	—	6,610		4,683	6,610	4,683
Change in Private Education Loan allowance estimates	—	—		(34,005)	—	(34,005)
CLC lawsuit settlement charge	—	—		(8,820)	—	(8,820)

Total income/(expense) items disclosed separately (tax effected)	6,428	6,610		(38,142)	13,038	(38,142)

Net income attributable to common stock before the impact of items disclosed separately	$708,563	$136,690		$330,749	$845,253	$551,258

Co-Cos after-tax expense	$16,460	$—	(A)	$10,297	$31,277	$18,916

Average common and common equivalent shares outstanding	454,314	422,974	(A)	461,900	453,803	462,454

(A)	There is no impact from Co-Cos on diluted earnings per common share because the effect of the assumed conversion is antidilutive.

The following table summarizes “Core Earnings” income statement items disclosed separately in the Company’s press releases of earnings or the Company’s quarterly earnings conference calls for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 and for the six months ended June 30, 2006 and 2005. See “BUSINESS SEGMENTS” for a discussion of “Core Earnings” and a reconciliation of “Core Earnings” net income to GAAP net income.

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2006	2006	2005	2006	2005

“Core Earnings” net income attributable to common stock	$310,963	$278,580	$274,918	$589,543	$528,502
Income (expense) items disclosed separately (tax effected):
Non-recurring SAP	11,343	—	—	11,343	—
Update of Borrower Benefits estimates	—	9,339	8,254	9,339	8,254
Change in Private Education Loan allowance estimates	—	—	2,264	—	2,264
CLC lawsuit settlement charge	—	—	(8,820)	—	(8,820)

Total income/(expense) items disclosed separately (tax effected)	11,343	9,339	1,698	20,682	1,698

“Core Earnings” net income attributable to common stock before the impact of items disclosed separately	$299,620	$269,241	$273,220	$568,861	$526,804

Co-Cos after-tax expense	$16,460	$14,817	$10,297	$31,277	$18,916

Average common and common equivalent shares outstanding	454,314	453,286	461,900	453,803	462,454

Stock-Based Compensation Expense

During the first quarter of 2006, we adopted the Financial Accounting Standards Board’s (“FASB’s”) Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share Based Payment,” which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123(R) requires all share based payments to employees to be recognized in the income statement based on their fair values. For the quarters ended June 30, 2006 and March 31, 2006, reported net income attributable to common stock included $9 million and $11 million, respectively, related to stock option compensation expense, net of related tax effects. The following table is a pro forma presentation of our results had SFAS No. 123(R) been in effect for all periods presented.

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2006	2006	2005	2006	2005

Reported net income attributable to common stock	$714,991	$143,300	$292,607	$858,291	$513,116
Less: Pro forma stock-based compensation expense, net of related tax effects	—	—	(7,633)	—	(17,413)

Pro forma net income attributable to common stock	$714,991	$143,300	$284,974	$858,291	$495,703

Diluted earnings per common share	$1.61	$.34	$.66	$1.96	$1.15

Pro forma diluted earnings per common share	$1.61	$.34	$.64	$1.96	$1.11

For the quarters ended June 30, 2006 and March 31, 2006, “Core Earnings” net income attributable to common stock included $9 million and $11 million, respectively, related to stock option compensation expense, net of related tax effects. The following table is a pro forma presentation of our “Core Earnings” results had SFAS No. 123(R) been in effect for all periods presented (see “BUSINESS SEGMENTS” for a discussion of “Core Earnings” and a reconciliation of “Core Earnings” net income to GAAP net income).

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2006	2006	2005	2006	2005

“Core Earnings” net income attributable to common stock	$310,963	$278,580	$274,918	$589,543	$528,502
Less: Pro forma stock-based compensation expense, net of related tax effects	—	—	(7,633)	—	(17,413)

Pro forma “Core Earnings” net income attributable to common stock	$310,963	$278,580	$267,285	$589,543	$511,089

“Core Earnings” diluted earnings per common share	$.72	$.65	$.62	$1.37	$1.18

Pro forma “Core Earnings” diluted earnings per common share	$.72	$.65	$.60	$1.37	$1.14

DISCUSSION OF RESULTS OF OPERATIONS

Consolidated Earnings Summary

Three Months Ended June 30, 2006 Compared to Three Months Ended March 31, 2006

For the three months ended June 30, 2006, net income was $724 million ($1.61 diluted earnings per common share), a 376 percent increase from the $152 million in net income for the three months ended March 31, 2006. Second quarter 2006 pre-tax income of $1.1 billion was a 282 percent increase from the $290 million in net income earned in the first quarter of 2006. The larger percentage increase in quarter-over-quarter, after-tax net income versus pre-tax net income is driven by the permanent impact of excluding non-taxable gains and losses on equity forward contracts in the Company’s stock from taxable income. Under SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” we are required to mark the equity forward contracts to market each quarter and recognize the change in their value in income. Conversely, these unrealized gains and losses are not recognized on a tax basis. In the second quarter of 2006, the unrealized gain on our outstanding equity forward contracts was $39 million, an increase of $161 million versus the unrealized loss of $122 million recognized in the first quarter of 2006. Excluding these gains and losses from taxable income reduced the effective tax rate from 47 percent in the first quarter of 2006 to 35 percent in the second quarter of 2006.

When comparing the pre-tax results of the second quarter to the first quarter, there were several factors contributing to the increase, the two largest of which were a $210 million increase in the net gains and losses on derivative and hedging activities, and an increase in securitization gains of $641 million. The increase in securitization gains can primarily be attributed to two Private Education Loan securitizations in the second quarter of 2006, which had a pre-tax gain of $648 million or 16 percent of the amount securitized, versus no such Private Education Loan gains in the first quarter of 2006. Private Education Loan securitizations generally have significantly higher gains as a percentage of assets securitized due to the higher earning spreads on those loans. The net gains and losses on derivative and hedging activities primarily relate to the unrealized mark-to-market gains and losses on our derivatives that do not receive hedge accounting treatment, with the greatest impact in the second quarter coming from the $161 million change in the mark-to-market of our equity forward contracts caused by the quarter-over-quarter increase in the stock price of SLM Corporation.

Also in the second quarter, we recorded impairment losses in servicing and securitization income to our Retained Interests in securitizations of $91 million versus $52 million in the first quarter. These impairments were primarily the result of continued high Consolidation Loan activity and an impairment of the Embedded Floor Income included in the Retained Interest primarily due to higher interest rates. The increase in impairment losses was the major factor in the $16 million decrease in servicing and securitization revenue.

Net interest income decreased by $31 million or 8 percent versus the prior quarter due to a 15 basis point decrease in the net interest margin. The decrease in net interest margin is due to an 8 basis point decrease in the on-balance sheet student loan spread, caused primarily by higher Consolidation Loan activity and higher interest rates, which reduced Floor Income. The net interest margin was also negatively impacted by the build-up in funding in anticipation of record Consolidation Loan activity as borrowers locked in lower rates before the interest rate reset on FFELP Stafford loans.

During the second quarter we acquired $7.9 billion in student loans, including $1.7 billion in Private Education Loans. In the first quarter of 2006, we acquired $8.6 billion in student loans, of which $2.0 billion were Private Education Loans. In the second quarter of 2006, we originated $3.2 billion of student loans through our Preferred Channel compared to $7.6 billion originated in the first quarter of 2006. Within our Preferred Channel, $1.8 billion or 55 percent were originated under Sallie Mae owned brands.

Three Months Ended June 30, 2006 Compared to Three Months Ended June 30, 2005

For the three months ended June 30, 2006, net income of $724 million ($1.61 diluted earnings per share) was a 144 percent increase from net income of $297 million for the three months ended June 30, 2005. Second quarter 2006 pre-tax income of $1.1 billion was a 133 percent increase from $475 million earned in the second quarter of 2005. The larger percentage increase in year-over-year, after-tax net income versus pre-tax net income is driven by fluctuations in the unrealized gains and losses on equity forward contracts as described above, which decreased the effective tax rate from 37 percent in the second quarter of 2005 to 35 percent in the second quarter of 2006. In the second quarter of 2006, the unrealized gain on our outstanding equity forward contracts was $39 million versus an unrealized gain of $10 million in the second quarter of 2005, both of which were caused by an increase in the Company’s stock price over each period.

There were several factors that contributed to the increase in the pre-tax results of the second quarter of 2006 versus the year-ago quarter, the two largest of which were a $229 million increase in the net gain on derivative and hedging activities, and an increase in securitization gains of $409 million. As discussed above, securitization gains in the second quarter of 2006 of $671 million were largely driven by the two Private Education Loan securitizations totaling $4 billion of student loans. In the second quarter of 2005, there was only one Private Education Loan securitization totaling $1.5 billion of student loans. The increase in net gains and losses on derivative and hedging activities primarily relates to an unrealized gain for the second quarter of 2006 versus an unrealized loss in the year-ago quarter on Floor Income Contracts. The unrealized gain in the second quarter of 2006 was due to rising forward interest rates. In the year-ago quarter, forward interest rates fell resulting in an unrealized loss.

We incurred impairment losses in the second quarter of 2006 to our Retained Interests in securitizations of $91 million versus $15 million in the year-ago quarter. The 2006 losses were primarily the result of the combined high level of Consolidation Loan activity and the impairment of Embedded Floor Income as a result of higher interest rates. The increase in year-over-year impairment losses was the major driver of the $67 million decrease in servicing and securitization revenue.

Net interest income increased by $26 million or 8 percent year-over-year due to the 18 percent increase in average interest earning assets, offset by a 15 basis point decrease in the net interest margin. The year-over-year decrease in the net interest margin is due to the build-up in funding in anticipation of record Consolidation Loan activity as borrowers locked in lower rates before the interest rate reset on FFELP Stafford Loans. The net interest margin was also negatively impacted by a 4 basis point decrease in the on-balance sheet student loan spread, which was primarily due to lower Floor Income.

In the second quarter of 2006, fee and other income and collections revenue totaled $257 million, an increase of 25 percent over the year-ago quarter. This increase was primarily driven by the $25 million or 60 percent increase in collections revenue.

Our Managed student loan portfolio grew by $13.6 billion, from $116.5 billion at June 30, 2005 to $130.1 billion at June 30, 2006. This growth was fueled by the acquisition of $7.9 billion of student loans, including $1.7 billion in Private Education Loans, in the quarter ended June 30, 2006, versus $7.8 billion acquired in the year-ago quarter, of which $1.3 billion were Private Education Loans. In the quarter ended June 30, 2006, we originated $3.2 billion of student loans through our Preferred Channel, an increase of 14 percent over the $2.8 billion originated in the year-ago quarter.

Six Months Ended June 30, 2006 Compared to Six Months Ended June 30, 2005

For the six months ended June 30, 2006, our net income increased by 68 percent to $875 million ($1.96 diluted earnings per share) from net income of $520 million ($1.15 diluted earnings per share) in 2005. Pre-tax income for the six months ended June 30, 2006 increased by 57 percent to $1.4 billion versus $887 million in the first six months of 2005. The larger percentage increase in year-over-year net income versus pre-tax income is primarily due to the decrease in the effective tax rate from 41 percent in the six months ended June 30, 2005 to 37 percent in the six months ended June 30, 2006, caused by the decrease in unrealized losses on equity forward contracts as described above. In the six months ended June 30, 2006, we recognized unrealized losses on our outstanding equity forward contracts of $83 million versus unrealized losses of $98 million in the first six months of 2005.

The increase in pre-tax income is primarily due to a $389 million increase in securitization gains in the six months ended June 30, 2006. The securitization gains in the first half of 2006 were primarily driven by the two second quarter Private Education Loan securitizations referenced above. In the year-ago period, there was only one Private Education Loan securitization that had a pre-tax gain of $231 million or 15 percent of the amount securitized.

The year-over-year results were negatively impacted by impairments of our Retained Interests in securitizations of $143 million in the first half of 2006 versus $24 million for the six months ended 2005. These impairments were the primary reason for the $111 million year-over-year decrease in servicing and securitization revenue.

The $176 million increase in the gain on derivative and hedging activities primarily relates to unrealized and realized gains and losses on derivatives that do not receive hedge accounting treatment. For the six months ended June 30, 2006, realized losses decreased by $127 million versus the first six months of 2005. The majority of these losses related to net settlements on Floor Income Contracts, which were offset by Floor Income earned on student loans. Unrealized derivative gains are primarily due to the effect of higher forward interest rates on the liability for outstanding Floor Income Contracts. Forward interest rates increased during the first half of 2006 and 2005; however, during the first half of 2006, the increase in forward interest rates was greater, resulting in greater unrealized gains for the first half of 2006. These gains were partially offset by unrealized losses on basis swaps economically hedging on inflation-indexed debt.

Our Managed student loan portfolio grew by $13.6 billion, from $116.5 billion at June 30, 2005 to $130.1 billion at June 30, 2006. This growth was fueled by the acquisition of $16.5 billion of student loans, including $3.6 billion in Private Education Loans, in the six months ended June 30, 2006, a 7 percent increase over the $15.3 billion acquired in the year-ago period, of which $2.6 billion were Private Education Loans. In the six months ended June 30, 2006, we originated $10.8 billion of student loans through our Preferred Channel, an increase of 13 percent over the $9.5 billion originated in the year-ago period.

NET INTEREST INCOME

Taxable Equivalent Net Interest Income

The amounts in the following table are adjusted for the impact of certain tax-exempt and tax-advantaged investments based on the marginal federal corporate tax rate of 35 percent.

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Interest income:
Student loans	$1,412	$1,361	$920	$2,773	$1,749
Other loans	24	23	20	47	40
Cash and investments	125	96	54	221	116
Taxable equivalent adjustment	1	1	1	1	2

Total taxable equivalent interest income	1,562	1,481	995	3,042	1,907
Interest expense	1,204	1,093	664	2,296	1,228

Taxable equivalent net interest income	$358	$388	$331	$746	$679

Average Balance Sheets

The following table reflects the rates earned on interest earning assets and paid on interest bearing liabilities for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 and for the six months ended June 30, 2006 and 2005.

	Quarters ended
	June 30,		March 31,		June 30,
	2006		2006		2005
	Balance	Rate	Balance	Rate	Balance	Rate

Average Assets
FFELP Stafford and Other Student Loans	$20,562	6.58%	$19,522	6.20%	$20,673	4.63%
Consolidation Loans	52,201	6.47	54,312	6.13	43,531	5.11
Private Education Loans	7,961	11.77	9,016	10.86	6,376	7.98
Other loans	1,090	8.72	1,172	8.14	1,051	7.83
Cash and investments	8,867	5.67	7,042	5.52	5,206	4.24

Total interest earning assets	90,681	6.91%	91,064	6.59%	76,837	5.20%

Non-interest earning assets	8,648		7,963		6,627

Total assets	$99,329		$99,027		$83,464

	Quarters ended
	June 30,		March 31,		June 30,
	2006		2006		2005
	Balance	Rate	Balance	Rate	Balance	Rate

Average Liabilities and Stockholders’ Equity
Short-term borrowings	$4,393	5.07%	$4,174	4.78%	$5,308	3.63%
Long-term borrowings	87,364	5.27	87,327	4.85	71,673	3.45

Total interest bearing liabilities	91,757	5.26%	91,501	4.84%	76,981	3.46%

Non-interest bearing liabilities	3,501		3,703		3,309
Stockholders’ equity	4,071		3,823		3,174

Total liabilities and stockholders’ equity	$99,329		$99,027		$83,464

Net interest margin		1.58%		1.73%		1.73%

	Six months ended
	June 30,		June 30,
	2006		2005
	Balance	Rate	Balance	Rate

Average Assets
FFELP Stafford and Other Student Loans	$20,045	6.39%	$19,604	4.42%
Consolidation Loans	53,251	6.30	43,204	4.96
Private Education Loans	8,485	11.29	6,321	8.18
Other loans	1,131	8.42	1,074	7.74
Cash and investments	7,959	5.61	6,473	3.65

Total interest earning assets	90,871	6.75%	76,676	5.02%

Non-interest earning assets	8,307		6,507

Total assets	$99,178		$83,183

Average Liabilities and Stockholders’ Equity
Short-term borrowings	$4,284	4.93%	$4,388	3.59%
Long-term borrowings	87,346	5.06	72,461	3.20

Total interest bearing liabilities	91,630	5.05%	76,849	3.22%

Non-interest bearing liabilities	3,600		3,267
Stockholders’ equity	3,948		3,067

Total liabilities and stockholders’ equity	$99,178		$83,183

Net interest margin		1.65%		1.78%

The decrease in the net interest margin for both the three and six months ended June 30, 2006 versus the year-ago periods is primarily due to fluctuations in the student loan spread as discussed under “Student Loans—Student Loan Spread Analysis—On-Balance Sheet,” and to the build-up of funding in anticipation of record Consolidation Loan activity as a result of borrowers locking in lower rates before the July 1 reset on FFELP Stafford loans.

Student Loans

For both federally insured and Private Education Loans, we account for premiums paid, discounts received and certain origination costs incurred on the origination and acquisition of student loans in accordance with SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” The unamortized portion of the premiums and discounts is included in the carrying value of the student loan on the consolidated balance sheet. We recognize income on our student loan portfolio based on the expected yield of the student loan after giving effect to the amortization of purchase premiums and the accretion of student loan discounts, as well as interest rate reductions and rebates expected to be earned through Borrower Benefits programs. Discounts on Private Education Loans are deferred and accreted to income over the lives of the student loans. In the table below, this accretion of discounts is netted with the amortization of the premiums.

Student Loan Spread

An important performance measure closely monitored by management is the student loan spread. The student loan spread is the difference between the income earned on the student loan assets and the interest paid on the debt funding those assets. A number of factors can affect the overall student loan spread such as:

•	the mix of student loans in the portfolio, with Consolidation Loans having the lowest spread and Private Education Loans having the highest spread;

•	the premiums paid, borrower fees charged and capitalized costs incurred to acquire student loans which impact the spread through subsequent amortization;

•	the type and level of Borrower Benefits programs for which the student loans are eligible;

•	the level of Floor Income and, when considering the “Core Earnings” spread, the amount of Floor Income-eligible loans that have been hedged through Floor Income Contracts; and

•	funding and hedging costs.

The student loan spread is highly susceptible to liquidity, funding and interest rate risk. These risks are discussed separately in our 2005 Annual Report on Form 10-K at “LIQUIDITY AND CAPITAL RESOURCES” and in the “RISK FACTORS” discussion.

Student Loan Spread Analysis—On-Balance Sheet

The following table analyzes the reported earnings from student loans on-balance sheet. For an analysis of our student loan spread for the entire portfolio of Managed student loans on a similar basis to the on-balance sheet analysis, see “LENDING BUSINESS SEGMENT—Student Loan Spread Analysis—‘Core Earnings’ Basis.”

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

On-Balance Sheet
Student loan yield, before Floor Income	7.92%	7.51%	5.79%	7.71%	5.68%
Gross Floor Income	.04	.07	.32	.05	.36
Consolidation Loan Rebate Fees	(.67)	(.68)	(.63)	(.67)	(.65)
Borrower Benefits	(.11)	(.11)	(.11)	(.11)	(.14)
Premium and discount amortization	(.16)	(.12)	(.15)	(.14)	(.15)

Student loan net yield	7.02	6.67	5.22	6.84	5.10
Student loan cost of funds	(5.27)	(4.84)	(3.43)	(5.05)	(3.19)

Student loan spread	1.75%	1.83%	1.79%	1.79%	1.91%

Average Balances
On-balance sheet student loans	$80,724	$82,850	$70,580	$81,781	$69,129

Discussion of Student Loan Spread—Effects of Floor Income and Derivative Accounting

One of the primary drivers of fluctuations in our on-balance sheet student loan spread is the level of gross Floor Income (Floor Income earned before payments on Floor Income Contracts) earned in the period. For the quarters ended June 30, 2006, March 31, 2006, and June, 30, 2005, we earned gross Floor Income of $8 million (4 basis points), $14 million (7 basis points) and $56 million (32 basis points), respectively. The reduction in gross Floor Income is primarily due to the increase in short-term interest rates. We believe that we have economically hedged most of the Floor Income through the sale of Floor Income Contracts, under which we receive an upfront fee and agree to pay the counterparty the Floor Income earned on a notional amount of student loans. These contracts do not qualify for hedge accounting treatment and as a result the payments on the Floor Income Contracts are included on the income statement with “gains (losses) on derivative and hedging activities, net” rather than in student loan interest income. Payments on Floor Income Contracts associated with on-balance sheet student loans for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 totaled $8 million (4 basis points), $14 million (7 basis points) and $52 million (30 basis points), respectively.

In addition to Floor Income Contracts, we also extensively use basis swaps to manage our basis risk associated with interest rate sensitive assets and liabilities. These swaps generally do not qualify as accounting hedges and are likewise required to be accounted for in the “gains (losses) on derivative and hedging activities, net” line on the income statement. As a result, they are not considered in the calculation of the cost of funds in the above table.

Discussion of Student Loan Spread—Effects of Significant Events in the Quarters Presented

The second quarter 2006 spread includes $10 million or 5 basis points of income associated with non-recurring SAP that we accrued on PLUS loans as a result of program changes effected by the Higher Education Reconciliation Act of 2005 (“Reconciliation Legislation”).

In the second quarters of 2006 and 2005, the increase in premium amortization is largely due to the write-off of unamortized premiums on loans consolidated with third parties. In addition, in the second quarter of 2006, we increased the Constant Prepayment Rate (“CPR”) for our FFELP Stafford loan portfolio in response to the increased rate of loan prepayments occurring through consolidation.

In the first quarter of 2006, we updated our assumptions for the qualification for Borrower Benefits to reflect trends in borrower behavior versus qualification requirements, which resulted in a reduction of our liability for Borrower Benefits of $10 million or 5 basis points. In addition, in the second quarter of 2005, we revised our estimates regarding the qualification for Borrower Benefits which resulted in a reduction of the liability for Borrower Benefits of $7 million or 4 basis points.

In the second quarter of 2005, we reduced student loan interest income by $14 million or 9 basis points to reflect a revision of our estimates pertaining to our non-accrual policy for interest income.

In both the second quarters of 2006 and 2005, there was an increase in Consolidation Loan activity as FFELP Stafford borrowers locked in lower interest rates by consolidating their loans prior to the July 1 interest rate reset for FFELP Stafford loans. In addition, reconsolidation of Consolidation Loans through the Direct Loan Program continued in the second quarter of 2006 from the backlog of processing applications after the March 31, 2006 prohibition (see “LENDING BUSINESS SEGMENT—Student Loan Activity” for further discussion). The increase in consolidations resulted in an increase in student loan premium write-offs for both FFELP Stafford and Consolidation Loans consolidated with third parties in the second quarter. Loans lost through consolidation benefit the student loan spread to a lesser extent through the write-off of the Borrower Benefits liability associated with these loans. Furthermore, in both the second quarter of 2006 and 2005, we accrued a net write-off to our Borrower Benefits liability for loans whose consolidation applications had been received but not yet processed by June 30, 2006, resulting in reductions to Borrower Benefits expense.

Discussion of Student Loan Spread—Other Quarter-over-Quarter Fluctuations

After giving effect to the items discussed above, the decrease in the second quarter of 2006 on-balance sheet spread as compared to the first quarter of 2006 was due primarily to the decrease in the average balance of higher yielding Private Education Loans. The average balance of on-balance sheet Private Education Loans in the second quarter of 2006 decreased 12 percent from the average balance in the first quarter of 2006 as a result of securitizing $4 billion in Private Education Loans in the second quarter of 2006. When compared to the prior year, the 2006 student loan spread benefited from the 25 percent increase in the average balance of

Private Education Loans, which now constitutes 10 percent of the total average balance of on-balance sheet student loans versus 9 percent in the prior year. Also, the portfolio of on-balance sheet Private Education Loans in the second quarter of 2006 had higher average spreads than the on-balance sheet Private Education Loans in the second quarter of 2005.

On-Balance Sheet Floor Income

For on-balance sheet student loans, gross Floor Income is included in student loan income whereas payments on Floor Income Contracts are included in the “gains (losses) on derivative and hedging activities, net” line in other income. The following table summarizes the components of Floor Income from on-balance sheet student loans, net of payments under Floor Income Contracts, for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 and for the six months ended June 30, 2006 and 2005.

	Quarters ended
	June 30,			March 31,			June 30,
	2006			2006			2005
	Fixed	Variable		Fixed	Variable		Fixed	Variable
	borrower	borrower		borrower	borrower		borrower	borrower
	rate	rate	Total	rate	rate	Total	rate	rate	Total

Floor Income:
Gross Floor Income	$8	$—	$8	$14	$—	$14	$56	$—	$56
Payments on Floor Income Contracts	(8)	—	(8)	(14)	—	(14)	(52)	—	(52)

Net Floor Income	$—	$—	$—	$—	$—	$—	$4	$—	$4

Net Floor Income in basis points	—	—	—	—	—	—	2	—	2

	Six months ended
	June 30,			June 30,
	2006			2005
	Fixed	Variable		Fixed	Variable
	borrower	borrower		borrower	borrower
	Rate	Rate	Total	Rate	Rate	Total

Floor Income:
Gross Floor Income	$22	$—	$22	$122	$—	$122
Payments on Floor Income Contracts	(22)	—	(22)	(112)	—	(112)

Net Floor Income	$—	$—	$—	$10	$—	$10

Net Floor Income in basis points	—	—	—	3	—	3

The decrease in the second quarter 2006 net Floor Income versus the year-ago quarter is primarily due to an increase in short-term interest rates.

SECURITIZATION PROGRAM

Securitization Activity

The following table summarizes our securitization activity for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 and for the six months ended June 30, 2006 and 2005.

	Quarters ended
	June 30,				March 31,				June 30,
	2006				2006				2005
	No. of	Amount	Pre-Tax	Gain	No. of	Amount	Pre-Tax	Gain	No. of	Amount	Pre-Tax	Gain
	Transactions	Securitized	Gain	%	Transactions	Securitized	Gain	%	Transactions	Securitized	Gain	%

FFELP Stafford/PLUS loans	—	$—	$—	—%	2	$5,004	$17	.3%	—	$—	$—	—%
Consolidation Loans	1	2,500	23	.9	1	3,002	13	.4	2	4,011	31	.8
Private Education Loans	2	4,000	648	16.2	—	—	—	—	1	1,505	231	15.3

Total securitizations—sales	3	6,500	$671	10.3%	3	8,006	$30	.4%	3	5,516	$262	4.7%

Asset-backed commercial paper	—	—			—	—			—	—
Consolidation Loans(1)	1	3,001			—	—			1	2,226

Total securitizations—financings	1	3,001			—	—			1	2,226

Total securitizations	4	$9,501			3	$8,006			4	$7,742

	Six months ended
	June 30,				June 30,
	2006				2005
	No. of	Amount	Pre-Tax	Gain	No. of	Amount	Pre-Tax	Gain
	Transactions	Securitized	Gain	%	Transactions	Securitized	Gain	%

FFELP Stafford/PLUS loans	2	$5,004	$17	.3%	2	$3,530	$50	1.4%
Consolidation Loans	2	5,502	36	.7	2	4,011	31	.8
Private Education Loans	2	4,000	648	16.2	1	1,505	231	15.3

Total securitizations— sales	6	14,506	$701	4.8%	5	9,046	$312	3.4%

Asset-backed commercial paper	—	—			—	—
Consolidation Loans(1)	1	3,001			1	2,226

Total securitizations— financings	1	3,001			1	2,226

Total securitizations	7	$17,507			6	$11,272

(1)	In certain Consolidation Loan securitization structures, we hold certain rights that can affect the remarketing of certain bonds, such that these securitizations did not qualify as qualifying special purpose entities (“QSPEs”). Accordingly, they are accounted for on-balance sheet as variable interest entities (“VIEs”).

The decrease in the FFELP Stafford/PLUS gain as a percentage of loans securitized from 1.4 percent for the six months ended June 30, 2005 to 0.3 percent for the six months ended June 30, 2006 is primarily due to: 1) an increase in the CPR assumption to account for continued high levels of Consolidation Loan activity; 2) an increase in the discount rate to reflect higher long term interest rates; 3) the re-introduction of Risk Sharing with the Reconciliation Legislation reauthorizing the student loan programs of the Higher Education Act; and 4) an increase in the amount of student loan premiums included in the carrying value of the loans sold. The higher premiums on these loans were primarily due to the allocation of the purchase price to student loan portfolios acquired through the acquisitions of several companies in the student loan industry. Higher premiums were also due to loans acquired through zero-fee lending and the school-as-lender channel.

Servicing and Securitization Revenue

Servicing and securitization revenue, the ongoing revenue from securitized loan pools accounted for off-balance sheet as QSPEs, includes the interest earned on the Residual Interest and the revenue we receive for servicing the loans in the securitization trusts. Interest income recognized on the Residual Interest is based on our anticipated yield determined by estimating future cash flows each quarter.

The following table summarizes the components of servicing and securitization revenue for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 and for the six months ended June 30, 2006 and 2005.

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Servicing revenue	$88	$79	$86	$168	$171
Securitization revenue, before net Embedded Floor Income and impairment	84	69	72	153	135

Servicing and securitization revenue, before net Embedded Floor Income and impairment	172	148	158	321	306
Embedded Floor Income	4	7	24	10	50
Less: Floor Income previously recognized in gain calculation	(2)	(4)	(17)	(6)	(39)

Net Embedded Floor Income	2	3	7	4	11

Servicing and securitization revenue, before impairment	174	151	165	325	317
Retained Interest impairment	(91)	(52)	(15)	(143)	(24)

Total servicing and securitization revenue	$83	$99	$150	$182	$293

Average off-balance sheet student loans	$47,716	$42,069	$43,791	$44,909	$42,846

Average balance of Retained Interest	$3,004	$2,501	$2,576	$2,754	$2,448

Servicing and securitization revenue as a percentage of the average balance of off-balance sheet student loans (annualized)	.70%	.95%	1.37%	.82%	1.38%

Servicing and securitization revenue is primarily driven by the average balance of off-balance sheet student loans and the amount of and the difference in the timing of Embedded Floor Income recognition on off-balance sheet student loans. The increase in securitization revenue, before net Embedded Floor Income and impairment, from the first quarter of 2006 to the second quarter of 2006 is primarily due to (1) a full quarter of earnings from three off-balance sheet securitizations in the first quarter and (2) a Private Education Loan securitization settling early in the second quarter that has significantly higher ongoing revenue than FFELP Stafford/PLUS and Consolidation Loan securitizations.

Servicing and securitization revenue can also be negatively impacted by impairments of the value of our Retained Interest, caused primarily by the effect of higher than expected Consolidation Loan activity on FFELP Stafford/PLUS student loan securitizations and the effect of market interest rates on the Embedded Floor Income included in the Retained Interest. The majority of the consolidations bring the loans back on-balance sheet so for those loans we retain the value of the asset on-balance sheet versus in the trust. For the quarters ended June 30, 2006, March 31, 2006 and June 30, 2005, we recorded impairments to the Retained Interests of $91 million, $52 million and $15 million, respectively, and for the six months ended June 30, 2006 and 2005, we recorded impairments of $143 million and $24, respectively. These impairment charges were primarily the result of FFELP Stafford loans prepaying faster than projected through loan consolidation ($92 million and $20 million for the six months ended June 30, 2006 and 2005, respectively), and the effect of market interest rates on the Embedded Floor Income which is part of the Retained Interest ($51 million and $4 million for the six months ended June 30, 2006 and 2005, respectively). The impairment for the six months ended June 30, 2006 also reflects the increase in our CPR assumption for the remainder of 2006 from 20 percent to 40 percent for the third quarter and 30 percent for the fourth quarter, to account for the surge in Consolidation Loan applications received in the second quarter that will be processed in the third and fourth quarters of 2006. The level and timing of Consolidation Loan activity is highly volatile, and in response we continue to revise our estimates of the effects of Consolidation Loan activity on our Retained Interests and it may result in additional impairment recorded in future periods if Consolidation Loan activity remains higher than projected.

BUSINESS SEGMENTS

The results of operations of the Company’s Lending and Debt Management Operations (“DMO”) operating segments are presented below. These defined business segments operate in distinct business environments and are considered reportable segments under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” based on quantitative thresholds applied to the Company’s financial statements. In addition, we provide other complementary products and services, including guarantor and student loan servicing, through smaller operating segments that do not meet such thresholds and are aggregated in the Corporate and Other reportable segment for financial reporting purposes.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company as well as the methodology used by management to evaluate performance and allocate resources. In accordance with the Rules and Regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with GAAP. In addition to evaluating the Company’s GAAP-based financial information, management, including the Company’s chief operation decision maker, evaluates the performance of the Company’s operating segments based on their profitability on a basis that, as allowed under SFAS No. 131, differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to these performance measures in our presentations with credit rating agencies and lenders. Accordingly, information regarding the Company’s reportable segments is provided herein based on “Core Earnings,” which are discussed in detail below.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. The Company’s operating segments are defined by the products and services they offer or the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

“Core Earnings” are the primary financial performance measures used by management to develop the Company’s financial plans, track results, and establish corporate performance targets and incentive compensation. While “Core Earnings” are not a substitute for reported results under GAAP, the Company relies on “Core Earnings” in operating its business because “Core Earnings” permit management to make meaningful period-to-period comparisons of the operational and performance indicators that are most closely assessed by management. Management believes this information provides additional insight into the financial performance of the core business activities of our operating segments. Accordingly, the tables presented below reflect “Core Earnings” which is reviewed and utilized by management to manage the business for each of the Company’s reportable segments. A further discussion regarding “Core Earnings” is included under “Limitations of ‘Core Earnings’” and “Pre-tax Differences between ‘Core Earnings’ and GAAP.”

The Lending operating segment includes all discussion of income and related expenses associated with the net interest margin, the student loan spread and its components, the provisions for loan losses, and other fees earned on our Managed portfolio of student loans. The DMO operating segment reflects the fees earned and expenses incurred in providing accounts receivable management and collection services. Our Corporate and Other reportable segment includes our remaining fee businesses and other corporate expenses that do not pertain directly to the primary segments identified above.

In the first quarter of 2006, the Company changed its method for allocating certain Corporate and Other expenses to the other business segments. All periods presented have been updated to reflect the new allocation methodology.

	Quarter ended June 30, 2006
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments(3)	GAAP

Interest income:
FFELP Stafford and Other Student Loans	$719	$—	$—	$719	$(382)	$337
Consolidation Loans	1,114	—	—	1,114	(273)	841
Private Education Loans	485	—	—	485	(251)	234
Other loans	24	—	—	24	—	24
Cash and investments	170	—	1	171	(46)	125

Total interest income	2,512	—	1	2,513	(952)	1,561
Total interest expense	1,904	5	1	1,910	(706)	1,204

Net interest income	608	(5)	—	603	(246)	357
Less: provisions for losses	60	—	—	60	8	68

Net interest income after provisions for losses	548	(5)	—	543	(254)	289
Fee income	—	90	33	123	—	123
Collections revenue	—	67	—	67	—	67
Other income	51	—	24	75	869	944
Operating expenses(1)	163	85	50	298	18	316

Income before income taxes and minority interest in net earnings of subsidiaries	436	67	7	510	597	1,107
Income tax expense(2)	161	26	2	189	193	382
Minority interest in net earnings of subsidiaries	—	1	—	1	—	1

Net income	$275	$40	$5	$320	$404	$724

(1)	Operating expenses for the Lending, DMO, and Corporate and Other Business segments include $8 million, $2 million, and $4 million, respectively, of stock-based compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(3)	“Core Earnings” adjustments to GAAP:

	Quarter ended June 30, 2006
	Net impact of	Net impact of		Amortization
	securitization	derivative	Net impact of	of acquired
(Dollars in millions)	accounting	accounting	Floor Income	intangibles	Total

Net interest income	$(236)	$42	$(52)	$—	(246)
Less: provisions for losses	8	—	—	—	8

Net interest income after provisions for losses	(244)	42	(52)	—	(254)
Fee income	—	—	—	—	—
Collections revenue	—	—	—	—	—
Other income	746	123	—	—	869
Operating expenses	—	—	—	18	18

Total pre-tax “Core Earnings” adjustments to GAAP	$502	$165	$(52)	$(18)	597

Income tax expense					193
Minority interest in net earnings of subsidiaries					—

Total “Core Earnings” adjustments to GAAP					$404

	Quarter ended March 31, 2006
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments(3)	GAAP

Interest income:
FFELP Stafford and Other Student Loans	$650	$—	$—	$650	$(351)	$299
Consolidation Loans	1,028	—	—	1,028	(207)	821
Private Education Loans	429	—	—	429	(188)	241
Other loans	23	—	—	23	—	23
Cash and investments	131	—	1	132	(36)	96

Total interest income	2,261	—	1	2,262	(782)	1,480
Total interest expense	1,660	5	1	1,666	(573)	1,093

Net interest income	601	(5)	—	596	(209)	387
Less: provisions for losses	75	—	—	75	(15)	60

Net interest income after provisions for losses	526	(5)	—	521	(194)	327
Fee income	—	92	27	119	—	119
Collections revenue	—	56	—	56	—	56
Other income	40	—	30	70	41	111
Operating expenses(1)	161	89	59	309	14	323

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	405	54	(2)	457	(167)	290
Income tax expense (benefit)(2)	150	20	(1)	169	(32)	137
Minority interest in net earnings of subsidiaries	—	1	—	1	—	1

Net income (loss)	$255	$33	$(1)	$287	$(135)	$152

(1)	Operating expenses for the Lending, DMO, and Corporate and Other Business segments include $10 million, $3 million, and $5 million, respectively, of stock-based compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(3)	“Core Earnings” adjustments to GAAP:

	Quarter ended March 31, 2006
	Net impact of	Net impact of		Amortization
	securitization	derivative	Net impact of	of acquired
(Dollars in millions)	accounting	accounting	Floor Income	intangibles	Total

Net interest income	$(205)	$48	$(52)	$—	$(209)
Less: provisions for losses	(15)	—	—	—	(15)

Net interest income after provisions for losses	(190)	48	(52)	—	(194)
Fee income	—	—	—	—	—
Collections revenue	—	—	—	—	—
Other income	128	(87)	—	—	41
Operating expenses	—	—	—	14	14

Total pre-tax “Core Earnings” adjustments to GAAP	$(62)	$(39)	$(52)	$(14)	(167)

Income tax expense (benefit)					(32)
Minority interest in net earnings of subsidiaries					—

Total “Core Earnings” adjustments to GAAP					$(135)

	Quarter ended June 30, 2005
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earning”‘	Adjustments(2)	GAAP

Interest income:
FFELP Stafford and Other Student Loans	$582	$—	$—	$582	$(343)	$239
Consolidation Loans	667	—	—	667	(113)	554
Private Education Loans	247	—	—	247	(120)	127
Other loans	20	—	—	20	—	20
Cash and investments	77	—	1	78	(24)	54

Total interest income	1,593	—	1	1,594	(600)	994
Total interest expense	1,073	4	1	1,078	(414)	664

Net interest income	520	(4)	—	516	(186)	330
Less: provisions for losses	14	—	—	14	65	79

Net interest income after provisions for losses	506	(4)	—	502	(251)	251
Fee income	—	82	26	108	—	108
Collections revenue	—	42	—	42	—	42
Other income	36	—	29	65	297	362
Operating expenses	141	67	63	271	17	288

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	401	53	(8)	446	29	475
Income tax expense (benefit)(1)	148	20	(3)	165	11	176
Minority interest in net earnings of subsidiaries	1	1	—	2	—	2

Net income (loss)	$252	$32	$(5)	$279	$18	$297

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)	“Core Earnings” adjustments to GAAP:

	Quarter ended June 30, 2005
	Net impact of	Net impact of		Amortization
	securitization	derivative	Net impact of	of acquired
(Dollars in millions)	accounting	accounting	Floor Income	intangibles	Total

Net interest income	$(230)	$95	$(51)	$—	$(186)
Less: provisions for losses	65	—	—	—	65

Net interest income after provisions for losses	(295)	95	(51)	—	(251)
Fee income	—	—	—	—	—
Collections revenue	—	—	—	—	—
Other income	403	(106)	—	—	297
Operating expenses	1	—	—	16	17

Total pre-tax “Core Earnings” adjustments to GAAP	$107	$(11)	$(51)	$(16)	29

Income tax expense					11
Minority interest in net earnings of subsidiaries					—

Total “Core Earnings” adjustments to GAAP					$18

	Six months ended June 30, 2006
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments(3)	GAAP

Interest income:
FFELP Stafford and Other Student Loans	$1,369	$—	$—	$1,369	$(734)	$635
Consolidation Loans	2,142	—	—	2,142	(479)	1,663
Private Education Loans	914	—	—	914	(439)	475
Other loans	47	—	—	47	—	47
Cash and investments	300	—	2	302	(81)	221

Total interest income	4,772	—	2	4,774	(1,733)	3,041
Total interest expense	3,562	11	3	3,576	(1,280)	2,296

Net interest income	1,210	(11)	(1)	1,198	(453)	745
Less: provisions for losses	135	—	—	135	(7)	128

Net interest income after provisions for losses	1,075	(11)	(1)	1,063	(446)	617
Fee income	—	182	60	242	—	242
Collections revenue	—	124	—	124	—	124
Other income	92	—	55	147	907	1,054
Operating expenses(1)	324	175	109	608	32	640

Income before income taxes and minority interest in net earnings of subsidiaries	843	120	5	968	429	1,397
Income tax expense(2)	312	44	2	358	161	519
Minority interest in net earnings of subsidiaries	—	3	—	3	—	3

Net income	$531	$73	$3	$607	$268	$875

(1)	Operating expenses for the Lending, DMO, and Corporate and Other Business segments include $18 million, $5 million, and $9 million, respectively, of stock-based compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(3)	“Core Earnings” adjustments to GAAP:

	Six months ended June 30, 2006
	Net impact of	Net impact of	Net impact of	Amortization
	securitization	derivative	Floor	of acquired
(Dollars in millions)	accounting	accounting	Income	intangibles	Total

Net interest income	$(438)	$90	$(105)	$—	(453)
Less: provisions for losses	(7)	—	—	—	(7)

Net interest income after provisions for losses	(431)	90	(105)	—	(446)
Fee income	—	—	—	—	—
Collections revenue	—	—	—	—	—
Other income	871	36	—	—	907
Operating expenses	—	—	—	32	32

Total pre-tax “Core Earnings” adjustments to GAAP	$440	$126	$(105)	$(32)	429

Income tax expense					161
Minority interest in net earnings of subsidiaries					—

Total “Core Earnings” adjustments to GAAP					$268

	Six months ended June 30, 2005
			Corporate	Total ‘‘Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments(2)	GAAP

Interest income:
FFELP Stafford and Other Student Loans	$1,092	$—	$—	$1,092	$(663)	$429
Consolidation Loans	1,248	—	—	1,248	(185)	1,063
Private Education Loans	474	—	—	474	(217)	257
Other loans	40	—	—	40	—	40
Cash and investments	156	—	2	158	(42)	116

Total interest income	3,010	—	2	3,012	(1,107)	1,905
Total interest expense	1,991	8	3	2,002	(774)	1,228

Net interest income	1,019	(8)	(1)	1,010	(333)	677
Less: provisions for losses	69	—	—	69	57	126

Net interest income after provisions for losses	950	(8)	(1)	941	(390)	551
Fee income	—	168	58	226	—	226
Collections revenue	—	77	—	77	—	77
Other income	72	—	61	133	450	583
Operating expenses	275	132	114	521	29	550

Income before income taxes and minority interest in net earnings of subsidiaries	747	105	4	856	31	887
Income tax expense(1)	277	39	1	317	46	363
Minority interest in net earnings of subsidiaries	2	2	—	4	—	4

Net income	$468	$64	$3	$535	$(15)	$520

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)	“Core Earnings” adjustments to GAAP:

	Six months ended June 30, 2005
	Net impact of	Net impact of		Amortization of
	securitization	derivative	Net impact of	acquired
(Dollars in millions)	accounting	accounting	Floor Income	intangibles	Total

Net interest income	$(458)	$219	$(94)	$—	$(333)
Less: provisions for losses	57	—	—	—	57

Net interest income after provisions for losses	(515)	219	(94)	—	(390)
Fee income	—	—	—	—	—
Collections revenue	—	—	—	—	—
Other income	590	(140)	—	—	450
Operating expenses	—	—	—	29	29

Total pre-tax “Core Earnings” adjustments to GAAP	$75	$79	$(94)	$(29)	31

Income tax expense					46
Minority interest in net earnings of subsidiaries					—

Total “Core Earnings” adjustments to GAAP					$(15)

Reconciliation of “Core Earnings” Net Income to GAAP Net Income

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

“Core Earnings” net income(1)	$320	$287	$279	$607	$535
“Core Earnings” adjustments:
Net impact of securitization accounting	502	(62)	107	440	75
Net impact of derivative accounting	165	(39)	(11)	126	79
Net impact of Floor Income	(52)	(52)	(51)	(105)	(94)
Amortization of acquired intangibles	(18)	(14)	(16)	(32)	(29)

Total “Core Earnings” adjustments before income taxes	597	(167)	29	429	31
Net tax effect(2)	(193)	32	(11)	(161)	(46)

Total “Core Earnings” adjustments	404	(135)	18	268	(15)

GAAP net income	$724	$152	$297	$875	$520

GAAP diluted earnings per common share	$1.61	$.34	$.66	$1.96	$1.15

(1) “Core Earnings” diluted earnings per common share	$.72	$.65	$.62	$1.37	$1.18

(2)	Such tax effect is based upon the Company’s “Core Earnings” effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustments required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1) Securitization: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP are excluded from “Core Earnings” and are replaced by the interest income, provisions for loan losses, and interest expense as they are earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a “Core Earnings” basis.

The following table summarizes the securitization adjustments in our Lending business segment for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 and for the six months ended June 30, 2006 and 2005.

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

“Core Earnings” securitization adjustments:
Net interest income on securitized loans, after provisions for losses	$(242)	$(189)	$(295)	$(430)	$(515)
Gains on student loan securitizations	671	30	262	701	312
Servicing and securitization revenue	83	99	150	182	293
Intercompany transactions with off-balance sheet trusts	(10)	(2)	(10)	(13)	(15)

Total “Core Earnings” securitization adjustments	$502	$(62)	$107	$440	$75

2) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses arising primarily in our Lending operating segment, and to a lesser degree in our Corporate and Other reportable segment, that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for “hedge treatment” under GAAP. Under “Core Earnings,” we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life. “Core Earnings” also exclude the gain or loss on equity forward contracts that under SFAS No. 133, are required to be accounted for as derivatives and are marked-to-market through earnings.

SFAS No. 133 requires that changes in the fair value of derivative instruments be recognized currently in earnings unless specific hedge accounting criteria, as specified by SFAS No. 133, are met. We believe that our derivatives are effective economic hedges, and as such, are a critical element of our interest rate risk management strategy. However, some of our derivatives, primarily Floor Income Contracts, certain Eurodollar futures contracts and certain basis swaps and equity forward contracts (discussed in detail below), do not qualify for “hedge treatment” as defined by SFAS No. 133, and the stand-alone derivative must be marked-to-market in the income statement with no consideration for the corresponding change in fair value of the hedged item. The gains and losses described in “Gains (losses) on derivative and hedging activities, net” are primarily caused by interest rate volatility, changing credit spreads and changes in our stock price during the period as well as the volume and term of derivatives not receiving hedge treatment.

Our Floor Income Contracts are written options that must meet more stringent requirements than other hedging relationships to achieve hedge effectiveness under SFAS No. 133. Specifically, our Floor Income Contracts do not qualify for hedge accounting treatment because the paydown of principal of the student loans underlying the Floor Income embedded in those student loans does not exactly match the change in the notional amount of our written Floor Income Contracts. Under SFAS No. 133, the upfront payment is deemed a liability and changes in fair value are recorded through income throughout the life of the contract. The change in the value of Floor Income Contracts is primarily caused by changing interest rates that cause the amount of Floor Income earned on the underlying student loans and paid to the counterparties to vary. This is economically offset by the change in value of the student loan portfolio, including our Retained Interests, earning Floor Income but that offsetting change in value is not recognized under SFAS No. 133. We believe the Floor Income Contracts are economic hedges because they effectively fix the amount of Floor Income earned over the contract period, thus eliminating the timing and uncertainty that changes in interest rates can have on Floor Income for that period. Prior to SFAS No. 133, we accounted for Floor Income Contracts as hedges and amortized the upfront cash compensation ratably over the lives of the contracts.

Basis swaps are used to convert floating rate debt from one floating interest rate index to another to better match the interest rate characteristics of the assets financed by that debt. We primarily use basis swaps to change the index of our floating rate debt to better match the cash flows of our student loan assets that are primarily indexed to a commercial paper, Prime or Treasury bill index. SFAS No. 133 requires that when using basis swaps, the change in the cash flows of the hedge effectively offset both the change in the cash flows of the asset and the change in the cash flows of the liability. Our basis swaps hedge variable interest rate risk, however they do not meet this effectiveness test because our FFELP student loans can earn at either a variable or a fixed interest rate depending on market interest rates. We also have basis swaps that do not meet the SFAS No. 133 effectiveness test that economically hedge off-balance sheet instruments. As a result, under GAAP these swaps are recorded at fair value with changes in fair value reflected in the income statement.

Generally, a decrease in current interest rates and the respective forward interest rate curves results in an unrealized loss related to our written Floor Income Contracts which is offset by an increase in the value of the economically hedged student loans. This increase is not recognized in income. We will experience unrealized gains/losses related to our basis swaps if the two underlying indices (and related forward curve) do not move in parallel.

Under SFAS No. 150, equity forward contracts that allow a net settlement option either in cash or the Company’s stock are required to be accounted for as derivatives in accordance with SFAS No. 133. As a result, we account for our equity forward contracts as derivatives in accordance with SFAS No. 133 and mark them to market through earnings. They do not qualify as effective SFAS No. 133 hedges, as a requirement to achieve hedge accounting is the hedged item must impact net income and the settlement of these contracts through the purchase of our own stock does not impact net income.

The table below quantifies the adjustments for derivative accounting under SFAS No. 133 on our net income for the quarters ended June 30, 2006, March 31, 2006 and June 30, 2005, and for the six months ended June 30, 2006 and 2005, when compared with the accounting principles employed in all years prior to the SFAS No. 133 implementation.

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

“Core Earnings” derivative adjustments:
Gains (losses) on derivative and hedging activities, net, included in other income(1)	$123	$(87)	$(106)	$36	$(140)
Less: Realized losses on derivative and hedging activities, net(1)	41	48	94	89	216

Unrealized gains (losses) on derivative and hedging activities, net	164	(39)	(12)	125	76
Other pre-SFAS No. 133 accounting adjustments	1	—	1	1	3

Total net impact of SFAS No. 133 derivative accounting	$165	$(39)	$(11)	$126	$79

(1)	See “Reclassification of Realized Gains (Losses) on Derivative and Hedging Activities” below for a detailed breakdown of the components of realized losses on derivative and hedging activities.

Reclassification of Realized Gains (Losses) on Derivative and Hedging Activities

SFAS No. 133 requires net settlement income/expense on derivatives and realized gains/losses related to derivative dispositions (collectively referred to as “realized gains (losses) on derivative and hedging activities”) that do not qualify as hedges under SFAS No. 133 to be recorded in a separate income statement line item below net interest income. The table below summarizes the realized losses on derivative and hedging activities, and the associated reclassification on a “Core Earnings” basis for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 and for the six months ended June 30, 2006 and 2005.

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Reclassification of realized gains (losses) on derivative and hedging activities:
Net settlement expense on Floor Income Contracts reclassified to net interest income	$(12)	$(21)	$(77)	$(33)	$(165)
Net settlement expense on interest rate swaps reclassified to net interest income	(29)	(27)	(17)	(56)	(46)
Net realized losses on closed Eurodollar futures contracts and terminated derivative contracts reclassified to other income	—	—	—	—	(5)

Total reclassifications of realized losses on derivative and hedging activities	(41)	(48)	(94)	(89)	(216)
Add: Unrealized gains (losses) on derivative and hedging activities, net(1)	164	(39)	(12)	125	76

Gains (losses) on derivative and hedging activities, net	$123	$(87)	$(106)	$36	$(140)

(1)	“Unrealized gains (losses) on derivative and hedging activities, net” is comprised of the following unrealized mark-to-market gains (losses):

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Floor Income Contracts	$88	$144	$(146)	$232	$122
Equity forward contracts	39	(122)	10	(83)	(98)
Basis swaps	14	(82)	127	(68)	67
Other	23	21	(3)	44	(15)

Total unrealized gains (losses) on derivative and hedging activities, net	$164	$(39)	$(12)	$125	$76

3) Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from “Core Earnings” when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the “gains (losses) on derivative and hedging activities, net” line on the income statement with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received (net of Eurodollar futures contracts’ realized gains or losses) in income.

The following table summarizes the Floor Income adjustments in our Lending business segment for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 and for the six months ended June 30, 2006 and 2005.

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

“Core Earnings” Floor Income adjustments:
Floor Income earned on Managed loans, net of payments on Floor Income Contracts	$—	$—	$6	$—	$17
Amortization of net premiums on Floor Income Contracts and futures in net interest income	(52)	(52)	(57)	(105)	(111)

Total “Core Earnings” Floor Income adjustments	$(52)	$(52)	$(51)	$(105)	$(94)

4) Other items: We exclude certain amortization of acquired intangibles. For the three months ended June 30, 2006, March 31, 2006, and June 30, 2005, and for the six months ended June 30, 2006 and 2005, amortization of acquired intangibles totaled $18 million, $14 million, $16 million, $32 million and $29 million, respectively.

LENDING BUSINESS SEGMENT

In our Lending business segment, we originate and acquire federally guaranteed student loans, which are administered by the U.S. Department of Education (“ED”), and Private Education Loans, which are not federally guaranteed. The majority of our Private Education Loans is made in conjunction with a FFELP Stafford loan and as a result is marketed through the same marketing channels as FFELP Stafford loans. While FFELP student loans and Private Education Loans have different overall risk profiles due to the federal guarantee of the FFELP student loans, they share many of the same characteristics such as similar repayment terms, the same marketing channel and sales force, and are originated and serviced on the same servicing platform. Finally, where possible, the borrower receives a single bill for both the federally guaranteed and privately underwritten loans.

The following table includes “Core Earnings” results for our Lending business segment.

	Quarters ended			Six months ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

“Core Earnings” interest income:
FFELP Stafford and Other Student Loans	$719	$650	$582	$1,369	$1,092
Consolidation Loans	1,114	1,028	667	2,142	1,248
Private Education Loans	485	429	247	914	474
Other loans	24	23	20	47	40
Cash and investments	170	131	77	300	156

Total “Core Earnings” interest income	2,512	2,261	1,593	4,772	3,010
Total “Core Earnings” interest expense	1,904	1,660	1,073	3,562	1,991

Net “Core Earnings” interest income	608	601	520	1,210	1,019
Less: provisions for losses	60	75	14	135	69

Net “Core Earnings” interest income after provisions for losses	548	526	506	1,075	950
Other income	51	40	36	92	72
Operating expenses	163	161	141	324	275

Income before income taxes and minority interest in net earnings of subsidiaries	436	405	401	843	747
Income taxes	161	150	148	312	277

Income before minority interest in net earnings of subsidiaries	275	255	253	531	470
Minority interest in net earnings of subsidiaries	—	—	1	—	2

“Core Earnings” net income	$275	$255	$252	$531	$468

Summary of our Managed Student Loan Portfolio

The following tables summarize the components of our Managed student loan portfolio and show the changing composition of our portfolio.

Ending Balances (net of allowance for loan losses):

	June 30, 2006
	FFELP			Private
	Stafford and	Consolidation		Education
	Other(1)	Loans	Total FFELP	Loans	Total

On-balance sheet:
In-school	$7,469	$—	$7,469	$2,487	$9,956
Grace and repayment	13,512	53,264	66,776	4,894	71,670

Total on-balance sheet, gross	20,981	53,264	74,245	7,381	81,626
On-balance sheet unamortized premium/(discount)	417	801	1,218	(296)	922
On-balance sheet allowance for losses	(7)	(10)	(17)	(252)	(269)

Total on-balance sheet, net	21,391	54,055	75,446	6,833	82,279

Off-balance sheet:
In-school	2,812	—	2,812	3,954	6,766
Grace and repayment	17,412	14,746	32,158	8,602	40,760

Total off-balance sheet, gross	20,224	14,746	34,970	12,556	47,526
Off-balance sheet unamortized premium/(discount)	323	397	720	(274)	446
Off-balance sheet allowance for losses	(12)	(3)	(15)	(92)	(107)

Total off-balance sheet, net	20,535	15,140	35,675	12,190	47,865

Total Managed	$41,926	$69,195	$111,121	$19,023	$130,144

% of on-balance sheet FFELP	28%	72%	100%
% of Managed FFELP	38%	62%	100%
% of total	32%	53%	85%	15%	100%

	March 31, 2006
	FFELP			Private
	Stafford and	Consolidation		Education
	Other(1)	Loans	Total FFELP	Loans	Total

On-balance sheet:
In-school	$7,518	$—	$7,518	$4,713	$12,231
Grace and repayment	11,015	52,654	63,669	5,170	68,839

Total on-balance sheet, gross	18,533	52,654	71,187	9,883	81,070
On-balance sheet unamortized premium/(discount)	356	807	1,163	(340)	823
On-balance sheet allowance for losses	(6)	(10)	(16)	(232)	(248)

Total on-balance sheet, net	18,883	53,451	72,334	9,311	81,645

Off-balance sheet:
In-school	4,631	—	4,631	2,342	6,973
Grace and repayment	18,473	12,857	31,330	6,494	37,824

Total off-balance sheet, gross	23,104	12,857	35,961	8,836	44,797
Off-balance sheet unamortized premium/(discount)	364	357	721	(188)	533
Off-balance sheet allowance for losses	(11)	(3)	(14)	(91)	(105)

Total off-balance sheet, net	23,457	13,211	36,668	8,557	45,225

Total Managed	$42,340	$66,662	$109,002	$17,868	$126,870

% of on-balance sheet FFELP	26%	74%	100%
% of Managed FFELP	39%	61%	100%
% of total	33%	53%	86%	14%	100%

(1)	FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

Ending Balances (net of allowance for loan losses):

	June 30, 2005
	FFELP			Private
	Stafford and	Consolidation		Education
	Other(1)	Loans	Total FFELP	Loans	Total

On-balance sheet:
In-school	$6,822	$—	$6,822	$2,449	$9,271
Grace and repayment	14,868	43,962	58,830	4,126	62,956

Total on-balance sheet, gross	21,690	43,962	65,652	6,575	72,227
On-balance sheet unamortized premium/(discount)	403	684	1,087	(250)	837
On-balance sheet allowance for losses	—	(5)	(5)	(228)	(233)

Total on-balance sheet, net	22,093	44,641	66,734	6,097	72,831

Off-balance sheet:
In-school	3,467	—	3,467	1,987	5,454
Grace and repayment	21,212	10,990	32,202	5,647	37,849

Total off-balance sheet, gross	24,679	10,990	35,669	7,634	43,303
Off-balance sheet unamortized premium/(discount)	354	244	598	(141)	457
Off-balance sheet allowance for losses	—	—	—	(91)	(91)

Total off-balance sheet, net	25,033	11,234	36,267	7,402	43,669

Total Managed	$47,126	$55,875	$103,001	$13,499	$116,500

% of on-balance sheet FFELP	33%	67%	100%
% of Managed FFELP	46%	54%	100%
% of total	40%	48%	88%	12%	100%

(1)	FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

Average Balances:

	Quarter ended June 30, 2006
				Private
	FFELP Stafford	Consolidation		Education
	and Other(1)	Loans	Total FFELP	Loans	Total

On-balance sheet	$20,562	$52,201	$72,763	$7,961	$80,724
Off-balance sheet	22,065	14,881	36,946	10,770	47,716

Total Managed	$42,627	$67,082	$109,709	$18,731	$128,440

% of on-balance sheet FFELP	28%	72%	100%
% of Managed FFELP	39%	61%	100%
% of Total	33%	52%	85%	15%	100%

	Quarter ended March 31, 2006
				Private
	FFELP Stafford	Consolidation		Education
	and Other(1)	Loans	Total FFELP	Loans	Total

On-balance sheet	$19,522	$54,312	$73,834	$9,016	$82,850
Off-balance sheet	21,784	11,636	33,420	8,649	42,069

Total Managed	$41,306	$65,948	$107,254	$17,665	$124,919

% of on-balance sheet FFELP	26%	74%	100%
% of Managed FFELP	39%	61%	100%
% of Total	33%	53%	86%	14%	100%

(1)	FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

Average Balances:

	Quarter ended June 30, 2005
				Private
	FFELP Stafford	Consolidation		Education
	and Other(1)	Loans	Total FFELP	Loans	Total

On-balance sheet	$20,673	$43,531	$64,204	$6,376	$70,580
Off-balance sheet	26,912	9,819	36,731	7,060	43,791

Total Managed	$47,585	$53,350	$100,935	$13,436	$114,371

% of on-balance sheet FFELP	32%	68%	100%
% of Managed FFELP	47%	53%	100%
% of Total	41%	47%	88%	12%	100%

	Six months ended June 30, 2006
				Private
	FFELP Stafford	Consolidation		Education
	and Other(1)	Loans	Total FFELP	Loans	Total

On-balance sheet	$20,045	$53,251	$73,296	$8,485	$81,781
Off-balance sheet	21,926	13,267	35,193	9,716	44,909

Total Managed	$41,971	$66,518	$108,489	$18,201	$126,690

% of on-balance sheet FFELP	27%	73%	100%
% of Managed FFELP	39%	61%	100%
% of Total	33%	53%	86%	14%	100%

	Six months ended June 30, 2005
				Private
	FFELP Stafford	Consolidation		Education
	and Other(1)	Loans	Total FFELP	Loans	Total

On-balance sheet	$19,603	$43,205	$62,808	$6,321	$69,129
Off-balance sheet	27,578	8,661	36,239	6,607	42,846

Total Managed	$47,181	$51,866	$99,047	$12,928	$111,975

% of on-balance sheet FFELP	31%	69%	100%
% of Managed FFELP	48%	52%	100%
% of Total	42%	46%	88%	12%	100%

(1)	FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

Student Loan Spread Analysis — “Core Earnings” Basis

The following table analyzes the earnings from our portfolio of Managed student loans on a “Core Earnings” basis (see “BUSINESS SEGMENTS — Pre-tax Differences between ‘Core Earnings’ and GAAP”). The “Core Earnings” Basis Student Loan Spread Analysis presentation and certain components used in the calculation differ from the On-Balance Sheet Student Loan Spread Analysis presentation. The “Core Earnings” basis presentation, when compared to our on-balance sheet presentation, is different in that it:

•	includes the net interest margin related to our off-balance sheet student loan securitization trusts. This includes any related fees or costs such as the Consolidation Loan Rebate Fees, premium/discount amortization and Borrower Benefits yield adjustments;

•	includes the reclassification of certain derivative net settlement amounts. The net settlements on certain derivatives that do not qualify as SFAS No. 133 hedges and are recorded as part of the unrealized gain on derivative and hedging activities for GAAP purposes are reclassified to the line item on the income statement that such derivative is economically hedging for the “Core Earnings” basis presentation. For our “Core Earnings” basis student loan spread, this would primarily include: (a) reclassifying the net settlement amounts related to our written Floor Income Contracts to student loan interest income and

(b) reclassifying the net settlement amounts related to certain of our basis swaps to debt interest expense;

•	excludes unhedged Floor Income earned on the Managed student loan portfolio; and

•	includes the amortization of upfront payments on Floor Income Contracts in student loan income that we believe are economically hedging the Floor Income.

As discussed above, these differences result in the “Core Earnings” basis student loan spread not being a GAAP-basis presentation. Management relies on this measure to manage our Lending business segment. Specifically, management uses the “Core Earnings” basis student loan spread to evaluate the overall economic effect that certain factors have on all student loans either on- or off-balance sheet. These factors include the overall mix of student loans in our portfolio, acquisition costs, Borrower Benefits program costs, Floor Income and funding and hedging costs. Management believes that it is important to evaluate all of these factors on a Managed Basis to gain additional information about the economic effect of these factors on all student loans under management. Management believes that this additional information assists us in making strategic decisions about the Company’s business model for the Lending business segment, including among other factors, how we acquire or originate student loans, how we fund acquisitions and originations, what Borrower Benefits we offer and what type of loans we purchase or originate. While management believes that the “Core Earnings” basis student loan spread is an important tool for evaluating the Company’s performance for the reasons described above, it is subject to certain general and specific limitations that investors should carefully consider. See “BUSINESS SEGMENTS — Limitations of ‘Core Earnings.’ ” One specific limitation is that the “Core Earnings” basis student loan spread includes the spread on loans that we have sold to securitization trusts.

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

“Core Earnings” basis student loan yield	8.04%	7.60%	5.92%	7.82%	5.79%
Consolidation Loan Rebate Fees	(.54)	(.55)	(.48)	(.54)	(.48)
Borrower Benefits	(.07)	(.07)	(.04)	(.07)	(.07)
Premium and discount amortization	(.19)	(.14)	(.16)	(.17)	(.17)

“Core Earnings” basis student loan net yield	7.24	6.84	5.24	7.04	5.07
“Core Earnings” basis student loan cost of funds	(5.38)	(4.97)	(3.50)	(5.18)	(3.30)

“Core Earnings” basis student loan spread	1.86%	1.87%	1.74%	1.86%	1.77%

Average Balances
On-balance sheet student loans	$80,724	$82,850	$70,580	$81,781	$69,129
Off-balance sheet student loans	47,716	42,069	43,791	44,909	42,846

Managed student loans	$128,440	$124,919	$114,371	$126,690	$111,975

Discussion of “Core Earnings” Basis Student Loan Spread — Effects of Significant Events in the Quarters Presented

The second quarter 2006 spread includes $18 million or 6 basis points of income associated with non-recurring SAP that we accrued on PLUS loans in connection with the Higher Education Reconciliation Act of 2005.

In the second quarters of 2006 and 2005, the increase in premium amortization is largely due to the write-off of unamortized premiums on loans consolidated with third parties. In addition, in the second quarter of 2006, we increased the CPR for our FFELP Stafford Loan portfolio in response to the increased rate of loan prepayments occurring through consolidation.

In the first quarter of 2006, we updated our assumptions for the qualification for Borrower Benefits to reflect trends in borrower behavior versus qualification requirements. These updates resulted in a reduction of our liability for Borrower Benefits of $15 million or 5 basis points. In addition, in the second quarter of 2005, we revised our estimates regarding the qualification for Borrower Benefits which resulted in a reduction of the liability for Borrower Benefits of $13 million or 5 basis points.

In the second quarter of 2005, we reduced student loan interest income by $16 million or 6 basis points to reflect a revision of our estimates pertaining to our non-accrual policy for interest income.

In both the second quarter of 2006 and 2005, there was an increase in Consolidation Loan activity as FFELP Stafford borrowers locked in lower interest rates by consolidating their loans prior to the July 1 interest rate reset for FFELP Stafford loans. In addition, reconsolidation of Consolidation Loans through the Direct Loan Program continued in the second quarter of 2006 from the backlog of processing applications after the March 31, 2006 prohibition (see “LENDING BUSINESS SEGMENT — Student Loan Activity” for further discussion). The increase in consolidations resulted in an increase in student loan premium write-offs for both FFELP Stafford and Consolidation Loans consolidated with third parties in the second quarter. Loans lost through consolidation benefit the student spread to a lesser extent through the write-off of the Borrower Benefits liability associated with these loans. Furthermore, in both the second quarter of 2006 and 2005, we accrued a net write-off to our Borrower Benefits liability for loans whose consolidation applications had been received but not yet processed by June 30, 2006, resulting in reductions to Borrower Benefits expense.

Discussion of “Core Earnings” Basis Student Loan Spread — Other Quarter-over-Quarter Fluctuations

The average balance of Managed Private Education Loans now represents 15 percent of the average Managed student loan portfolio, up from 14 percent and 12 percent in the first quarter of 2006 and the second quarter of 2005, respectively. Private Education Loans are subject to credit risk and therefore earn higher spreads, which averaged 5.07 percent, 4.87 percent and 4.57 percent for the quarters ended June 30, 2006, March 31, 2006 and June 30, 2005, respectively, for the Managed Private Education Loan portfolio, excluding the effect of non-recurring items. The spread for the Managed guaranteed student loan portfolio was 1.24 percent, 1.31 percent and 1.38 percent for the quarters ended June 30, 2006, March 31, 2005 and June 30, 2005, respectively, excluding the effect of non-recurring items.

Private Education Loans

All Private Education Loans are initially acquired on-balance sheet. When we securitize Private Education Loans, we no longer own the loans and they are accounted for off-balance sheet. For our Managed presentation in the table below, we reduce the on-balance sheet allowance for amounts previously provided and then provide for these loans in the off-balance sheet section with the total of both on and off-balance sheet residing in the Managed presentation.

When Private Education Loans in the majority of our securitized trusts become 180 days delinquent, we typically exercise our contingent call option to repurchase these loans at par value out of the trust and record a loss for the difference in the par value paid and the fair market value of the loan at the time of purchase. If these loans reach the 212-day delinquency, a charge-off for the remaining balance of the loan is triggered. On a Managed Basis, the losses recorded under GAAP for loans repurchased at day 180 are reversed and the full amount is charged-off at day 212.

The off-balance sheet allowance is increasing as more loans are securitized but is lower than the on-balance sheet percentage when measured as a percentage of ending loans in repayment because of the different mix of loans on-balance sheet and off-balance sheet, as described above. Additionally, a larger percentage of the off-balance sheet loan borrowers are still in-school status and not required to make payments on their loans. Once repayment begins, the allowance requirements increase to reflect the increased risk of loss as loans enter repayment.

Allowance for Private Education Loan Losses

The following tables summarize changes in the allowance for Private Education Loan losses for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 and for the six months ended June 30, 2006 and 2005.

	Activity in Allowance for Private Education Loans
	On-Balance Sheet			Off-Balance Sheet			Managed Basis
	Quarters ended			Quarters ended			Quarters ended
	June 30,	Mar. 31,	June 30,	June 30,	Mar. 31,	June 30,	June 30,	Mar. 31,	June 30,
	2006	2006	2005	2006	2006	2005	2006	2006	2005

Allowance at beginning of period	$232	$204	$191	$91	$78	$150	$323	$282	$341
Provision for Private Education Loan losses	62	54	36	(7)	14	(4)	55	68	32
Change in estimate	—	—	40	—	—	(60)	—	—	(20)

Total provision	62	54	76	(7)	14	(64)	55	68	12
Charge-offs	(36)	(32)	(38)	(4)	(1)	(1)	(40)	(33)	(39)
Recoveries	6	6	5	—	—	—	6	6	5

Net charge-offs	(30)	(26)	(33)	(4)	(1)	(1)	(34)	(27)	(34)

Balance before securitization of Private Education Loans	264	232	234	80	91	85	344	323	319
Reduction for securitization of Private Education Loans	(12)	—	(6)	12	—	6	—	—	—

Allowance at end of period	$252	$232	$228	$92	$91	$91	$344	$323	$319

Net charge-offs as a percentage of average loans in repayment (annualized)	3.13%	2.83%	4.33%	.32%	.01%	.13%	1.52%	1.27%	2.04%
Allowance as a percentage of the ending total loan balance	3.55%	2.43%	3.61%	.75%	1.06%	1.21%	1.78%	1.78%	2.31%
Allowance as a percentage of ending loans in repayment	6.66%	5.96%	7.41%	1.61%	1.99%	2.32%	3.62%	3.81%	4.56%
Average coverage of net charge-offs (annualized)	2.09	2.17	1.73	5.63	326.22	19.64	2.52	3.02	2.34
Average total loans	$7,961	$9,016	$6,376	$10,770	$8,649	$7,060	$18,731	$17,665	$13,436
Ending total loans	$7,085	$9,543	$6,325	$12,282	$8,648	$7,493	$19,367	$18,191	$13,818
Average loans in repayment	$3,838	$3,780	$3,042	$5,163	$4,624	$3,655	$9,001	$8,404	$6,697
Ending loans in repayment	$3,777	$3,898	$3,078	$5,731	$4,596	$3,926	$9,508	$8,494	$7,004

	Activity in Allowance for Private Education Loans
	On-balance sheet		Off-balance sheet		Managed Basis
	Six months ended		Six months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005	2006	2005

Allowance at beginning of period	$204	$172	$78	$143	$282	$315
Provision for Private Education Loan losses	116	79	6	4	122	83
Change in estimate	—	40	—	(60)	—	(20)

Total provision	116	119	6	(56)	122	63
Charge-offs	(69)	(66)	(4)	(2)	(73)	(68)
Recoveries	13	9	—	—	13	9

Net charge-offs	(56)	(57)	(4)	(2)	(60)	(59)

Balance before securitization of Private Education Loans	264	234	80	85	344	319
Reduction for securitization of Private Education Loans	(12)	(6)	12	6	—	—

Allowance at end of period	$252	$228	$92	$91	$344	$319

Net charge-offs as a percentage of average loans in repayment (annualized)	3.05%	3.86%	.16%	.14%	1.37%	1.81%
Allowance as a percentage of the ending total loan balance	3.55%	3.61%	.75%	1.21%	1.78%	2.31%
Allowance as a percentage of ending loans in repayment	6.66%	7.41%	1.61%	2.32%	3.62%	4.56%
Average coverage of net charge-offs (annualized)	2.22	2.00	11.01	18.32	2.82	2.68
Average total loans	$8,485	$6,321	$9,716	$6,607	$18,201	$12,928
Ending total loans	$7,085	$6,325	$12,282	$7,493	$19,367	$13,818
Average loans in repayment	$3,720	$2,960	$5,191	$3,639	$8,911	$6,599
Ending loans in repayment	$3,777	$3,078	$5,731	$3,926	$9,508	$7,004

The decrease in the provision in the second quarter of 2006 versus the first quarter of 2006 is primarily driven by the seasonality of loans entering repayment. The majority of loans typically enter repayment in the second and fourth quarters. This increase in loans entering repayment often leads to a near-term increase in early-stage delinquencies, or forbearance usage in the first and third quarters with some spillover effect in the fourth quarter for the affected borrowers. This in turn, leads to higher provisions for those quarters. Therefore, all other factors being equal, the provision for loan losses in the second quarter will be lower.

Delinquencies

The tables below present our Private Education Loan delinquency trends as of June 30, 2006, March 31, 2006, and June 30, 2005. Delinquencies have the potential to adversely impact earnings through increased servicing and collection costs in the event the delinquent accounts charge off.

	On-Balance Sheet Private Education
	Loan Delinquencies
	June 30,		March 31,		June 30,
	2006		2006		2005
	Balance	%	Balance	%	Balance	%

Loans in-school/grace/deferment(1)	$3,305		$5,573		$3,307
Loans in forbearance(2)	299		412		190
Loans in repayment and percentage of each status:
Loans current	3,353	88.8%	3,487	89.4%	2,756	89.5%
Loans delinquent 31-60 days(3)	176	4.7	170	4.4	133	4.4
Loans delinquent 61-90 days(3)	100	2.6	106	2.7	69	2.2
Loans delinquent greater than 90 days(3)	148	3.9	135	3.5	120	3.9

Total Private Education Loans in repayment	3,777	100%	3,898	100%	3,078	100%

Total Private Education Loans, gross	7,381		9,883		6,575
Private Education Loan unamortized discount	(296)		(340)		(250)

Total Private Education Loans	7,085		9,543		6,325
Private Education Loan allowance for losses	(252)		(232)		(228)

Private Education Loans, net	$6,833		$9,311		$6,097

Percentage of Private Education Loans in repayment	51.2%		39.4%		46.8%

Delinquencies as a percentage of Private Education Loans in repayment	11.2%		10.6%		10.5%

	Off-Balance Sheet Private Education
	Loan Delinquencies
	June 30,		March 31,		June 30,
	2006		2006		2005
	Balance	%	Balance	%	Balance	%

Loans in-school/grace/deferment(1)	$6,074		$3,456		$3,308
Loans in forbearance(2)	751		784		400
Loans in repayment and percentage of each status:
Loans current	5,483	95.7%	4,389	95.5%	3,749	95.5%
Loans delinquent 31-60 days(3)	151	2.6	106	2.3	96	2.4
Loans delinquent 61-90 days(3)	50	.9	46	1.0	35	1.0
Loans delinquent greater than 90 days(3)	47	.8	55	1.2	46	1.1

Total Private Education Loans in repayment	5,731	100%	4,596	100%	3,926	100%

Total Private Education Loans, gross	12,556		8,836		7,634
Private Education Loan unamortized discount	(274)		(188)		(141)

Total Private Education Loans	12,282		8,648		7,493
Private Education Loan allowance for losses	(92)		(91)		(91)

Private Education Loans, net	$12,190		$8,557		$7,402

Percentage of Private Education Loans in repayment	45.6%		52.0%		51.4%

Delinquencies as a percentage of Private Education Loans in repayment	4.3%		4.5%		4.5%

(1)	Loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation.

(2)	Loans for borrowers who have requested extension of grace period or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing policies and procedures.

(3)	The period of delinquency is based on the number of days scheduled payments are contractually past due.

	Managed Basis Private Education
	Loan Delinquencies
	June 30,		March 31,		June 30,
	2006		2006		2005
	Balance	%	Balance	%	Balance	%

Loans in-school/grace/deferment(1)	$9,379		$9,029		$6,615
Loans in forbearance(2)	1,050		1,196		590
Loans in repayment and percentage of each status:
Loans current	8,836	92.9%	7,876	92.7%	6,505	92.9%
Loans delinquent 31-60 days(3)	327	3.4	276	3.3	229	3.2
Loans delinquent 61-90 days(3)	150	1.6	152	1.8	104	1.5
Loans delinquent greater than 90 days(3)	195	2.1	190	2.2	166	2.4

Total Private Education Loans in repayment	9,508	100%	8,494	100%	7,004	100%

Total Private Education Loans, gross	19,937		18,719		14,209
Private Education Loan unamortized discount	(570)		(528)		(391)

Total Private Education Loans	19,367		18,191		13,818
Private Education Loan allowance for losses	(344)		(323)		(319)

Private Education Loans, net	$19,023		$17,868		$13,499

Percentage of Private Education Loans in repayment	47.7%		45.4%		49.3%

Delinquencies as a percentage of Private Education Loans in repayment	7.1%		7.3%		7.1%

(1)	Loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation.

(2)	Loans for borrowers who have requested extension of grace period or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing policies and procedures.

(3)	The period of delinquency is based on the number of days scheduled payments are contractually past due.

Forbearance — Managed Basis Private Education Loans

Private Education Loans are made to parent and student borrowers by our lender partners in accordance with our underwriting policies. These loans generally supplement federally guaranteed student loans, which are subject to federal lending caps. Private Education Loans are not guaranteed or insured against any loss of principal or interest. Traditional student borrowers use the proceeds of these loans to obtain higher education, which increases the likelihood of obtaining employment at higher income levels than would be available without the additional education. As a result, the borrowers’ repayment capability improves between the time the loan is made and the time they enter the post-education work force. We generally allow the loan repayment period on traditional Private Education Loans, except those generated by our SLM Financial subsidiary, to begin six to nine months after the student leaves school. This provides the borrower time to obtain a job to service his or her debt. For borrowers that need more time or experience other hardships, we permit additional delays in payment or partial payments (both referred to as forbearances) when we believe additional time will improve the borrower’s ability to repay the loan. Forbearance is also granted to borrowers who may experience temporary hardship after entering repayment, when we believe that it will increase the likelihood of ultimate collection of the loan. Such forbearance is only granted within established guidelines and is closely monitored for compliance. Our policy does not grant any reduction in the repayment obligation (principal or interest) but does allow the borrower to stop or reduce monthly payments for an agreed period of time. When a loan that was delinquent prior to receiving forbearance ends forbearance and re-enters repayment, that loan is returned to current status.

Forbearance is used most heavily immediately after the loan enters repayment. As indicated in the tables below showing the composition and status of the Managed Private Education Loan portfolio by number of months aged from the first date of repayment, the percentage of loans in forbearance decreases the longer the loans have been in repayment. At June 30, 2006, loans in forbearance as a percentage of loans in repayment and forbearance was 12.3 percent for loans that have been in repayment one to twenty-four months. The percentage declined to 4.4 percent for loans that have been in repayment more than 48 months. Approximately 74 percent of our Managed Private Education Loans in forbearance have been in repayment less than 24 months. These borrowers are essentially extending their grace period as they transition to the workforce. Forbearance continues to be a positive collection tool for the Private Education Loans as we believe it can provide the borrower with sufficient time to obtain employment and income to support his or her obligation. We consider the potential impact of forbearance in the determination of the loan loss reserves.

The tables below show the composition and status of the Private Education Loan portfolio by number of months aged from the first date of repayment:

	Months since entering repayment
				After
	1 to 24	25 to 48	More than	June 30,
June 30, 2006	months	months	48 months	2006(1)	Total

Loans in-school/grace/deferment	$—	$—	$—	$9,379	$9,379
Loans in forbearance	776	194	80	—	1,050
Loans in repayment — current	5,184	2,024	1,628	—	8,836
Loans in repayment — delinquent 31-60 days	180	87	60	—	327
Loans in repayment — delinquent 61-90 days	90	37	23	—	150
Loans in repayment — delinquent greater than 90 days	101	60	34	—	195

Total	$6,331	$2,402	$1,825	$9,379	19,937

Unamortized discount					(570)
Allowance for loan losses					(344)

Total Managed Private Education Loans, net					$19,023

Loans in forbearance as a percentage of loans in repayment and forbearance	12.3%	8.1%	4.4%	—%	9.9%

	Months since entering repayment
				After
	1 to 24	25 to 48	More than	March 31,
March 31, 2006	months	months	48 months	2006(1)	Total

Loans in-school/grace/deferment	$—	$—	$—	$9,029	$9,029
Loans in forbearance	940	180	76	—	1,196
Loans in repayment — current	4,535	1,845	1,496	—	7,876
Loans in repayment — delinquent 31-60 days	153	70	53	—	276
Loans in repayment — delinquent 61-90 days	94	35	23	—	152
Loans in repayment — delinquent greater than 90 days	109	51	30	—	190

Total	$5,831	$2,181	$1,678	$9,029	18,719

Unamortized discount					(528)
Allowance for loan losses					(323)

Total Managed Private Education Loans, net					$17,868

Loans in forbearance as a percentage of loans in repayment and forbearance	16.1%	8.3%	4.5%	—%	12.3%

(1)	Includes all loans in-school/grace/deferment.

	Months since entering repayment
				After
	1 to 24	25 to 48	More than	June 30,
June 30, 2005	months	months	48 months	2005(1)	Total

Loans in-school/grace/deferment	$—	$—	$—	$6,615	$6,615
Loans in forbearance	437	106	47	—	590
Loans in repayment — current	3,728	1,515	1,262	—	6,505
Loans in repayment — delinquent 31-60 days	120	65	44	—	229
Loans in repayment — delinquent 61-90 days	57	30	17	—	104
Loans in repayment — delinquent greater than 90 days	80	55	31	—	166

Total	$4,422	$1,771	$1,401	$6,615	14,209

Unamortized discount					(391)
Allowance for loan losses					(319)

Total Managed Private Education Loans, net					$13,499

Loans in forbearance as a percentage of loans in repayment and forbearance	9.9%	6.0%	3.4%	—%	7.8%

(1)	Includes all loans in-school/grace/deferment.

The decrease in forbearance as a percentage of loans in repayment and forbearance in the second quarter of 2006 is due to seasonality.

The table below stratifies the portfolio of Managed Private Education Loans in forbearance by the cumulative number of months the borrower has used forbearance as of the dates indicated. As detailed in the table below, 8 percent of loans currently in forbearance have deferred their loan repayment more than 24 months, which is 2 percent higher versus the prior quarter and equivalent to the year-ago period.

	June 30,		March 31,		June 30,
	2006		2006		2005
	Forbearance	% of	Forbearance	% of	Forbearance	% of
	Balance	Total	Balance	Total	Balance	Total

Cumulative number of months borrower has used forbearance
Up to 12 months	$753	72%	$901	76%	$426	72%
13 to 24 months	214	20	220	18	117	20
25 to 36 months	57	5	51	4	32	5
More than 36 months	26	3	24	2	15	3

Total	$1,050	100%	$1,196	100%	$590	100%

Total Loan Net Charge-offs

The following tables summarize the total loan net charge-offs on both an on-balance sheet basis and a Managed Basis for the quarters ended June 30, 2006, March 31, 2006 and June 30, 2005 and for the six months ended June 30, 2006 and 2005.

Total on-balance sheet loan net charge-offs

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Private Education Loans	$30	$26	$33	$56	$57
FFELP Stafford and Other Student Loans	1	1	1	2	2
Mortgage and consumer loans	1	1	1	2	2

Total on-balance sheet loan net charge-offs	$32	$28	$35	$60	$61

Total Managed loan net charge-offs

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Private Education Loans	$34	$27	$34	$60	$59
FFELP Stafford and Other Student Loans	1	1	1	2	2
Mortgage and consumer loans	1	1	1	2	2

Total Managed loan net charge-offs	$36	$29	$36	$64	$63

Student Loan Premiums as a Percentage of Principal

The following table presents student loan premiums paid as a percentage of the principal balance of student loans acquired for the respective periods.

	Quarters ended						Six months ended
	June 30, 2006		March 31, 2006		June 30, 2005		June 30, 2006		June 30, 2005
	Volume	Rate	Volume	Rate	Volume	Rate	Volume	Rate	Volume	Rate

Student loan premiums paid:
Sallie Mae brands	$1,671	.77%	$3,304	.50%	$991	.26%	$4,975	.59%	$3,294	.28%
Lender partners	4,225	1.64	3,592	2.00	4,701	1.61	7,817	1.80	8,043	1.70

Total Preferred Channel	5,896	1.39	6,896	1.28	5,692	1.38	12,792	1.33	11,337	1.29
Other purchases(1)	493	4.23	175	1.97	641	3.66	668	3.64	1,146	3.47

Subtotal base purchases	6,389	1.61	7,071	1.30	6,333	1.61	13,460	1.45	12,483	1.49
Consolidations	853	3.37	897	1.98	926	2.79	1,750	2.66	1,839	2.38

Total	$7,242	1.82%	$7,968	1.37%	$7,259	1.76%	$15,210	1.58%	$14,322	1.60%

(1)	Primarily includes spot purchases, other commitment clients, and subsidiary acquisitions.

The increase in premiums paid as a percentage of principal balance for Sallie Mae brands is primarily due to the increase in loans where we pay the origination fee on behalf of borrowers, a practice we call zero fee lending. The borrower origination fee will be gradually phased out by the Reconciliation Legislation from 2007 to 2010. We include in Consolidation Loan premiums the 50 basis point Consolidation Loan fee paid on each FFELP Stafford loan that we consolidate, including loans that are already in our portfolio. The Consolidation Loan premium paid percentage is calculated on only consolidation volume that is incremental to our portfolio. This percentage is largely driven by the mix of FFELP Stafford loans consolidated in this quarter.

Student Loan Activity

The following tables summarize the activity in our on-balance sheet, off-balance sheet and Managed portfolios of FFELP student loans and Private Education Loans and highlight the effects of Consolidation Loan activity on our FFELP portfolios.

	On-Balance Sheet
	Three months ended June 30, 2006
	FFELP			Total
	Stafford			Private	Total On-
	and	Consolidation	Total	Education	Balance Sheet
	Other(1)	Loans	FFELP	Loans	Portfolio

Beginning balance	$18,883	$53,451	$72,334	$9,311	$81,645
Acquisitions	4,821	426	5,247	1,547	6,794
Incremental Consolidations from third parties	—	845	845	8	853
Internal Consolidations	(1,588)	3,474	1,886	20	1,906
Consolidations to third parties	(386)	(835)	(1,221)	(4)	(1,225)
New securitizations	—	(2,532)	(2,532)	(3,729)	(6,261)
Repayments/claims/resales/other	(339)	(774)	(1,113)	(320)	(1,433)

Ending balance	$21,391	$54,055	$75,446	$6,833	$82,279

	Off-Balance Sheet
	Three months ended June 30, 2006
	FFELP			Total
	Stafford			Private	Total Off-
	and	Consolidation	Total	Education	Balance Sheet
	Other(1)	Loans	FFELP	Loans	Portfolio

Beginning balance	$23,457	$13,211	$36,668	$8,557	$45,225
Acquisitions	120	60	180	107	287
Incremental Consolidations from third parties	—	—	—	—	—
Internal Consolidations	(1,711)	(175)	(1,886)	(20)	(1,906)
Consolidations to third parties	(436)	(278)	(714)	(5)	(719)
New securitizations	—	2,532	2,532	3,729	6,261
Repayments/claims/resales/other	(895)	(210)	(1,105)	(178)	(1,283)

Ending balance	$20,535	$15,140	$35,675	$12,190	$47,865

	Managed Portfolio
	Three months ended June 30, 2006
	FFELP			Total
	Stafford			Private
	and	Consolidation	Total	Education	Total Managed
	Other(1)	Loans	FFELP	Loans	Basis Portfolio

Beginning balance	$42,340	$66,662	$109,002	$17,868	$126,870
Acquisitions	4,941	486	5,427	1,654	7,081
Incremental Consolidations from third parties	—	845	845	8	853
Internal Consolidations	(3,299)	3,299	—	—	—
Consolidations to third parties	(822)	(1,113)	(1,935)	(9)	(1,944)
New securitizations	—	—	—	—	—
Repayments/claims/resales/other	(1,234)	(984)	(2,218)	(498)	(2,716)

Ending balance	$41,926	$69,195	$111,121	$19,023	$130,144

(1)	FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

	On-Balance Sheet
	Three months ended March 31, 2006
	FFELP			Total
	Stafford			Private	Total On-
	and	Consolidation	Total	Education	Balance Sheet
	Other(1)	Loans	FFELP	Loans	Portfolio

Beginning balance	$19,988	$54,859	$74,847	$7,757	$82,604
Acquisitions	5,274	275	5,549	1,892	7,441
Incremental Consolidations from third parties	—	896	896	1	897
Internal Consolidations	(784)	1,623	839	—	839
Consolidations to third parties	(307)	(572)	(879)	(4)	(883)
New securitizations	(5,034)	(3,039)	(8,073)	—	(8,073)
Repayments/claims/resales/other	(254)	(591)	(845)	(335)	(1,180)

Ending balance	$18,883	$53,451	$72,334	$9,311	$81,645

	Off-Balance Sheet
	Three months ended March 31, 2006
	FFELP			Total
	Stafford			Private	Total Off-
	and	Consolidation	Total	Education	Balance Sheet
	Other(1)	Loans	FFELP	Loans	Portfolio

Beginning balance	$20,670	$10,575	$31,245	$8,680	$39,925
Acquisitions	88	58	146	67	213
Incremental Consolidations from third parties	—	—	—	—	—
Internal Consolidations	(741)	(98)	(839)	—	(839)
Consolidations to third parties	(428)	(178)	(606)	(5)	(611)
New securitizations	5,034	3,039	8,073	—	8,073
Repayments/claims/resales/other	(1,166)	(185)	(1,351)	(185)	(1,536)

Ending balance	$23,457	$13,211	$36,668	$8,557	$45,225

	Managed Portfolio
	Three months ended March 31, 2006
	FFELP			Total
	Stafford			Private
	and	Consolidation	Total	Education	Total Managed
	Other(1)	Loans	FFELP	Loans	Basis Portfolio

Beginning balance	$40,658	$65,434	$106,092	$16,437	$122,529
Acquisitions	5,362	333	5,695	1,959	7,654
Incremental Consolidations from third parties	—	896	896	1	897
Internal Consolidations	(1,525)	1,525	—	—	—
Consolidations to third parties	(735)	(750)	(1,485)	(9)	(1,494)
New securitizations	—	—	—	—	—
Repayments/claims/resales/other	(1,420)	(776)	(2,196)	(520)	(2,716)

Ending balance	$42,340	$66,662	$109,002	$17,868	$126,870

(1)	FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

	On-Balance Sheet
	Three months ended June 30, 2005
	FFELP			Total
	Stafford			Private	Total On-
	and	Consolidation	Total	Education	Balance Sheet
	Other(1)	Loans	FFELP	Loans	Portfolio

Beginning balance	$18,933	$44,446	$63,379	$6,527	$69,906
Acquisitions	5,188	251	5,439	1,215	6,654
Incremental Consolidations from third parties	—	926	926	—	926
Internal Consolidations	(1,335)	3,653	2,318	—	2,318
Consolidations to third parties	(182)	(165)	(347)	(2)	(349)
New securitizations		(4,045)	(4,045)	(1,407)	(5,452)
Repayments/claims/resales/other	(511)	(425)	(936)	(236)	(1,172)

Ending balance	$22,093	$44,641	$66,734	$6,097	$72,831

	Off-Balance Sheet
	Three months ended June 30, 2005
	FFELP			Total
	Stafford			Private	Total Off-
	and	Consolidation	Total	Education	Balance Sheet
	Other(1)	Loans	FFELP	Loans	Portfolio

Beginning balance	$28,392	$7,410	$35,802	$5,991	$41,793
Acquisitions	97	49	146	60	206
Incremental Consolidations from third parties	—	—	—	—	—
Internal Consolidations	(2,318)	—	(2,318)	—	(2,318)
Consolidations to third parties	(326)	(64)	(390)	(4)	(394)
New securitizations		4,045	4,045	1,407	5,452
Repayments/claims/resales/other	(812)	(206)	(1,018)	(52)	(1,070)

Ending balance	$25,033	$11,234	$36,267	$7,402	$43,669

	Managed Portfolio
	Three months ended June 30, 2005
	FFELP			Total
	Stafford			Private
	and	Consolidation	Total	Education	Total Managed
	Other(1)	Loans	FFELP	Loans	Basis Portfolio

Beginning balance	$47,325	$51,856	$99,181	$12,518	$111,699
Acquisitions	5,285	300	5,585	1,275	6,860
Incremental Consolidations from third parties	—	926	926	—	926
Internal Consolidations	(3,653)	3,653	—	—	—
Consolidations to third parties	(508)	(229)	(737)	(6)	(743)
New securitizations	—	—	—	—	—
Repayments/claims/resales/other	(1,323)	(631)	(1,954)	(288)	(2,242)

Ending balance	$47,126	$55,875	$103,001	$13,499	$116,500

(1)	FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

	On-Balance Sheet
	Six months ended June 30, 2006
	FFELP			Total
	Stafford			Private	Total On-
	and	Consolidation	Total	Education	Balance Sheet
	Other(1)	Loans	FFELP	Loans	Portfolio

Beginning balance	$19,988	$54,859	$74,847	$7,757	$82,604
Acquisitions	10,095	701	10,796	3,439	14,235
Incremental Consolidations from third parties	—	1,741	1,741	9	1,750
Internal Consolidations	(2,372)	5,097	2,725	20	2,745
Consolidations to third parties	(693)	(1,407)	(2,100)	(8)	(2,108)
New securitizations	(5,034)	(5,571)	(10,605)	(3,729)	(14,334)
Repayments/claims/resales/other	(593)	(1,365)	(1,958)	(655)	(2,613)

Ending balance	$21,391	$54,055	$75,446	$6,833	$82,279

	Off-Balance Sheet
	Six months ended June 30, 2006
	FFELP			Total
	Stafford			Private	Total Off-
	and	Consolidation	Total	Education	Balance Sheet
	Other(1)	Loans	FFELP	Loans	Portfolio

Beginning balance	$20,670	$10,575	$31,245	$8,680	$39,925
Acquisitions	208	118	326	174	500
Incremental Consolidations from third parties	—	—	—	—	—
Internal Consolidations	(2,452)	(273)	(2,725)	(20)	(2,745)
Consolidations to third parties	(864)	(456)	(1,320)	(10)	(1,330)
New securitizations	5,034	5,571	10,605	3,729	14,334
Repayments/claims/resales/other	(2,061)	(395)	(2,456)	(363)	(2,819)

Ending balance	$20,535	$15,140	$35,675	$12,190	$47,865

	Managed Portfolio
	Six months ended June 30, 2006
	FFELP			Total
	Stafford			Private
	and	Consolidation	Total	Education	Total Managed
	Other(1)	Loans	FFELP	Loans	Basis Portfolio

Beginning balance	$40,658	$65,434	$106,092	$16,437	$122,529
Acquisitions	10,303	819	11,122	3,613	14,735
Incremental Consolidations from third parties	—	1,741	1,741	9	1,750
Internal Consolidations	(4,824)	4,824	—	—	—
Consolidations to third parties	(1,557)	(1,863)	(3,420)	(18)	(3,438)
New securitizations	—	—	—	—	—
Repayments/claims/resales/other	(2,654)	(1,760)	(4,414)	(1,018)	(5,432)

Ending balance	$41,926	$69,195	$111,121	$19,023	$130,144

(1)	FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

	On-Balance Sheet
	Six months ended June 30, 2005
	FFELP			Total
	Stafford			Private	Total On-
	and	Consolidation	Total	Education	Balance Sheet
	Other(1)	Loans	FFELP	Loans	Portfolio

Beginning balance	$18,965	$41,596	$60,561	$5,420	$65,981
Acquisitions	10,027	567	10,594	2,544	13,138
Incremental Consolidations from third parties	—	1,839	1,839	—	1,839
Internal Consolidations	(2,052)	5,849	3,797	(1)	3,796
Consolidations to third parties	(332)	(249)	(581)	(4)	(585)
New securitizations	(3,542)	(4,044)	(7,586)	(1,407)	(8,993)
Repayments/claims/resales/other	(973)	(917)	(1,890)	(455)	(2,345)

Ending balance	$22,093	$44,641	$66,734	$6,097	$72,831

	Off-Balance Sheet
	Six months ended June 30, 2005
	FFELP			Total
	Stafford			Private	Total Off-
	and	Consolidation	Total	Education	Balance Sheet
	Other(1)	Loans	FFELP	Loans	Portfolio

Beginning balance	$27,825	$7,570	$35,395	$6,062	$41,457
Acquisitions	162	90	252	106	358
Incremental Consolidations from third parties	—	—	—	—	—
Internal Consolidations	(3,789)	(8)	(3,797)	—	(3,797)
Consolidations to third parties	(642)	(91)	(733)	(8)	(741)
New securitizations	3,542	4,044	7,586	1,407	8,993
Repayments/claims/resales/other	(2,065)	(371)	(2,436)	(165)	(2,601)

Ending balance	$25,033	$11,234	$36,267	$7,402	$43,669

	Managed Portfolio
	Six months ended June 30, 2005
	FFELP			Total
	Stafford			Private
	and	Consolidation	Total	Education	Total Managed
	Other(1)	Loans	FFELP	Loans	Basis Portfolio

Beginning balance	$46,790	$49,166	$95,956	$11,482	$107,438
Acquisitions	10,189	657	10,846	2,650	13,496
Incremental Consolidations from third parties	—	1,839	1,839	—	1,839
Internal Consolidations	(5,841)	5,841	—	(1)	(1)
Consolidations to third parties	(974)	(340)	(1,314)	(12)	(1,326)
New securitizations	—	—	—	—	—
Repayments/claims/resales/other	(3,038)	(1,288)	(4,326)	(620)	(4,946)

Ending balance	$47,126	$55,875	$103,001	$13,499	$116,500

(1)	FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

The increase in consolidations to third parties from 2005 to 2006 is primarily due to some FFELP lenders reconsolidating Consolidation Loans using the Direct Lending program as a pass-through entity to circumvent the statutory prohibition on the reconsolidation of Consolidation Loans. On March 17, 2006, ED issued a “Dear Colleague” letter that prohibited this “two-step” process unless the FFELP consolidation borrower applied for a Direct Loan consolidation by March 31, 2006. Accordingly, in the second quarter of 2006, there was a temporary increase in the reconsolidation of Consolidation Loans to process the back log of FDLP applications. By the end of the quarter, consolidation activity had returned to recent historical levels. The

Higher Education Reconciliation Act of 2005 restricted further reconsolidation; as of July 1, 2006, borrowers with a FFELP consolidation loan may only reconsolidate with the FDLP if they are delinquent, referred to the guaranty agency for default aversion activity, and enter into the income contingent repayment program (‘‘ICR”) in the FDLP.

Other Income — Lending Business Segment

The following table summarizes the components of other income for our Lending business segment for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 and for the six months ended June 30, 2006 and 2005.

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Late fees	$26	$25	$24	$51	$44
Gains on sales of mortgages and other loan fees	4	3	4	7	8
Other	21	12	8	34	20

Total other income	$51	$40	$36	$92	$72

Operating Expenses — Lending Business Segment

Operating expenses for our Lending business segment include costs incurred to service our Managed student loan portfolio and acquire student loans, as well as other general and administrative expenses. The first and second quarter 2006 operating expenses for the Lending business segment also include $10 million and $8 million, respectively, of stock-based compensation expense, due to the implementation of SFAS No. 123(R) (see “RESULTS OF OPERATIONS — Stock-Based Compensation Expense”).

DEBT MANAGEMENT OPERATIONS (“DMO”) BUSINESS SEGMENT

The following table includes “Core Earnings” results for our DMO business segment.

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Total interest income	$—	$—	$—	$—	$—
Total interest expense	5	5	4	11	8

Net interest income	(5)	(5)	(4)	(11)	(8)
Less: provisions for losses	—	—	—	—	—

Net interest income after provisions for losses	(5)	(5)	(4)	(11)	(8)
Fee income	90	92	82	182	168
Collections revenue	67	56	42	124	77

Total other income	157	148	124	306	245
Operating expenses	85	89	67	175	132

Income before income taxes and minority interest in net earnings of subsidiaries	67	54	53	120	105
Income taxes	26	20	20	44	39

Income before minority interest in net earnings of subsidiaries	41	34	33	76	66
Minority interest in net earnings of subsidiaries	1	1	1	3	2

“Core Earnings” net income	$40	$33	$32	$73	$64

DMO Revenue by Product

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Purchased paper collections revenue	$67	$56	$42	$124	$78
Contingency:
Student loans	69	70	63	139	129
Other	9	10	9	19	18

Total contingency	78	80	72	158	147
Other	12	12	10	24	20

Total	$157	$148	$124	$306	$245

USA Funds(1)	$46	$46	$43	$92	$89

% of total DMO revenue	29%	31%	35%	30%	36%

(1)	United Student Aid Funds, Inc. (“USA Funds”)

Total DMO revenue increased by $9 million in the second quarter of 2006 versus the first quarter of 2006. The $33 million, or 27 percent, increase in DMO revenue for the second quarter of 2006 compared to the second quarter of 2005 can be attributed to the year-over-year growth in the purchased paper business of Arrow Financial Services and to revenue generated by GRP Financial Services (acquired in August 2005). The year-over-year growth in contingency fee revenue was primarily driven by the growth in guaranty agency collections.

Purchased Paper — Non-Mortgage

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Face value of purchases	$461	$530	$444	$992	$1,416
Purchase price	41	34	41	75	65
% of face value purchased	8.9%	6.4%	9.2%	7.6%	4.6%
Gross Cash Collections (“GCC”)	$93	$89	$61	$182	$118
Collections revenue	54	49	42	103	77
% of GCC	58%	55%	69%	56%	66%
Carrying value of purchases	$152	$146	$79	$152	$79

The amount of face value of purchases in any quarter is a function of a combination of factors including the amount of receivables available for purchase in the marketplace, average age of each portfolio, the asset class of the receivables, and competition in the marketplace. As a result, the percentage of face value purchased will vary from quarter to quarter. The decrease in collections revenue as a percentage of GCC versus the prior year can primarily be attributed to the increase in new portfolio purchases in the second half of 2005. Typically, revenue recognition based on a portfolio’s effective interest rate is a lower percentage of cash collections in the early stages of servicing a portfolio.

Purchased Paper — Mortgage/Properties

	Quarters ended(1)		Six months ended(1)
	June 30,	March 31,	June 30,
	2006	2006	2006

Face value of purchases	$191	$132	$323
Collections revenue	13	8	21
Collateral value of purchases	212	151	362
Purchase price	160	113	273
% of collateral value	76%	75%	76%
Carrying value of purchases	$453	$355	$453

(1)	GRP was purchased in August 2005. Prior to this acquisition, the Company was not in the mortgage purchased paper business.

The purchase price for sub-performing and non-performing mortgage loans is generally determined as a percentage of the underlying collateral. Fluctuations in the purchase price as a percentage of collateral value can be caused by a number of factors including the percentage of second mortgages in the portfolio and the level of private mortgage insurance associated with particular assets.

Contingency Inventory

The following table presents the outstanding inventory of receivables serviced through our DMO business.

	June 30,	March 31,	June 30,
	2006	2006	2005

Contingency:
Contingency — Student loans	$7,174	$7,614	$7,307
Contingency — Other	2,594	2,461	2,028

Total	$9,768	$10,075	$9,335

Operating Expenses — DMO Business Segment

Operating expenses for our DMO business segment decreased by $4 million, or 4 percent, to $85 million for the three months ended June 30, 2006 versus the prior quarter, and increased by $18 million or 27 percent versus the year-ago quarter. The increase in operating expenses versus the year-ago quarter was primarily due to increased expenses for outsourced collections and recovery costs associated with large fourth quarter portfolio purchases. The increases in DMO contingency fee expenses are consistent with the growth in revenue and accounts serviced, as a high percentage of DMO expenses are variable.

The first and second quarter of 2006 operating expenses for the DMO business segment also include $3 million and $2 million, respectively, of stock-based compensation expense, due to the implementation of SFAS No. 123(R) (see “RESULTS OF OPERATIONS — Stock-Based Compensation Expense”).

CORPORATE AND OTHER BUSINESS SEGMENT

The following table includes “Core Earnings” results for our Corporate and Other business segment.

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Total interest income	$1	$1	$1	$2	$2
Total interest expense	1	1	1	3	3

Net interest income	—	—	—	(1)	(1)
Less: provisions for losses	—	—	—	—	—

Net interest income after provisions for losses	—	—	—	(1)	(1)
Fee income	33	27	26	60	58
Other income	24	30	29	55	61

Total other income	57	57	55	115	119
Operating expenses	50	59	63	109	114

Income (loss) before income taxes	7	(2)	(8)	5	4
Income tax expense (benefit)	2	(1)	(3)	2	1

“Core Earnings” net income (loss)	$5	$(1)	$(5)	$3	$3

Fee and Other Income — Corporate and Other Business Segment

The following table summarizes the components of fee and other income for our Corporate and Other business segment for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005 and six months ended June 30, 2006 and 2005.

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Guarantor servicing fees	$33	$27	$26	$60	$58
Loan servicing fees	7	8	12	15	25
Other	17	22	17	40	36

Total fee and other income	$57	$57	$55	$115	$119

The increase in guarantor servicing fees versus the prior and year-ago quarter is due to a $10 million increase in account maintenance fees caused by a negotiated settlement with USA Funds such that USA Funds was able to cover the previous shortfall caused by the cap on payments from ED to guarantors in fiscal year 2006. This cap is removed by legislation reauthorizing the student loan programs of the Higher Education Act that will not go into effect before October 1, 2006.

USA Funds, the nation’s largest guarantee agency, accounted for 85 percent, 82 percent and 86 percent, respectively, of guarantor servicing fees and 37 percent, 34 percent and 33 percent, respectively, of revenues associated with other products and services for the quarters ended June 30, 2006, March 31, 2006, and June 30, 2005.

Operating Expenses — Corporate and Other Business Segment

Operating expenses for our Corporate and Other business segment include direct costs incurred to service loans for unrelated third parties and to perform guarantor servicing on behalf of guarantor agencies, as well as information technology expenses related to these functions. First and second quarter 2006 operating expenses for our Corporate and Other business segment also include $5 million and $4 million, respectively, of stock-based compensation expense, due to the implementation of SFAS No. 123(R) (see “RESULTS OF OPERATIONS — Stock-Based Compensation Expense”).